SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary  Proxy  Statement        [ ]  Confidential,  for  Use  of  the
[X]  Definitive  Proxy  Statement              Commission  Only  (as  permitted
[ ]  Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant
     to Rule 14a-11(c) or Rule 14a-12

                             Lasergate Systems, Inc.
                (Name of Registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange Act  Rule 14a-6
     (i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)    Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:


               ---------------------------------------------------------------



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


               ---------------------------------------------------------------


         4)    Proposed maximum aggregate value of transaction:


               ---------------------------------------------------------------


         5)    Total fee paid:

               ---------------------------------------------------------------



[ X ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of  the fee is offset  as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:


               ---------------------------------------------------------------


         2)    Form, Schedule or Registration Statement No.:



               ---------------------------------------------------------------

         3)    Filing Party:


               ---------------------------------------------------------------


         4)    Date Filed:


               ---------------------------------------------------------------

                             LASERGATE SYSTEMS, INC.
                               28050 U.S. 19 NORTH
                                CORPORATE SQUARE
                                    SUITE 502
                            CLEARWATER, FLORIDA 34621



                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 21, 1995
                    ----------------------------------------



                    NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders (the "Meeting") of LASERGATE SYSTEMS, INC., a Florida corporation (the "Company"), will be held on Thursday, December 21, 1995 at 2:00 P.M. at The Summit ICOT Center, 13575 58th Street North, Clearwater, Florida, to consider and act upon the following:

          I. to elect five directors to a classified Board of Directors of the Company, with two directors being elected for a term of one year, one director being elected for a term of two years and two directors being elected for a term of three years, and until their successors are duly elected and qualified;

          II. approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.03 per share, from 5,000,000 to 20,000,000;

          III.      approval  of  amendments  to  the Company's 1994 Stock
Option Plan;

          IV. approval of the grant of certain stock options to the Chief Executive Officer; and

          V. the transaction of such other business as may properly come before the Meeting or any adjourments thereof.

                    Only shareholders of record of common stock, par value $.03 per share, of the Company at the close of business on November 13, 1995 are entitled to receive notice of, to vote at and to attend the Meeting. At least 10 days prior to the Meeting, a complete list of the shareholders entitled to vote will be available for inspection by any shareholder, for any purpose germane to the Meeting, during ordinary business hours, at the offices of the Company, 28050 U.S. 19 North, Corporate Square, Suite 502, Clearwater, Florida 34621.

                    If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                           By Order of the Board of Directors,


                                           Vickie L. Guth
                                           Secretary


Dated: November 13, 1995

                                    IMPORTANT

                    THE RETURN OF YOUR SIGNED PROXY AS PROMPTLY AS POSSIBLE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE AND MAILED IN THE UNITED STATES.

                            LASERGATE SYSTEMS, INC.
                              28050 U.S. 19 NORTH
                                CORPORATE SQUARE
                                   SUITE 502
                           CLEARWATER, FLORIDA 34621


                         ------------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 21, 1995
                         ------------------------------



                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lasergate Systems, Inc., a Florida corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at The Summit ICOT Center, 13575 58th Street North, Clearwater, Florida, on December 21,1995 at 2:00 P.M., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to shareholders is November 16, 1995.

                  A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of all proposals and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telegram or personal interview.

                               VOTING SECURITIES

                  Shareholders of record as of the close of business on November 13, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 3,132,027 outstanding shares of common stock, par value $.03 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

                  Shares of Common Stock that are voted to abstain and shares which are subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock by (i) each person who is known by the Company to own more than 5% of the Common Stock, (ii) each director and nominee, (iii) each current and former executive officer named under the heading "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group.


                                           Amount and Nature
                                           of Beneficial
Name and Address of                        Ownership of                Percent
 Beneficial Owner                          Common Stock(1)             of Class
-------------------                        -----------------           --------
Jacqueline E. Soechtig                          125,000(2)                3.8%
c/o Lasergate Systems, Inc.
28050 U.S. 19 North
Corporate Square
Suite 502
Clearwater, FL 34621

Stewart L. Krug                                  25,000(3)                --(7)
609 Court Street
Clearwater, FL 34616

Timothy Mahoney                                          --               --
68 Cayman Place
Palm Beach Garden, FL 33418

Donald G. Turner                                140,063(4)                4.5%
13841 Feather Sound Drive
Clearwater, FL 34616




                                           Amount and Nature
                                           of Beneficial
Name and Address of                        Ownership of               Percent
 Beneficial Owner                          Common Stock(1)            of Class
-------------------                        ---------------            --------
Frank W. Swacker                                     --                    --
c/o Lasergate Systems, Inc.
28050 U.S. 19 North
Corporate Square
Suite 502
Clearwater. FL 34616

Lawrence W. Umstadter                                --                    --
7829 Fox Squirrel Circle
Lakeland, FL 33809


GIS Systems Limited Partnership                 221,133(5)               6.8%
c/o GIS Management Company
5405 Cypress Center Drive
Suite 100
Tampa, FL 33609

All directors and                               186,833(6)               5.7%
  executive officers of
  the Company as a group
  (8 persons)


-------------------

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Represents shares issuable pursuant to options which will be exerci-sable upon the approval of Proposal II below by shareholders.

(3) Represents shares issuable pursuant to options which will be exerci-sable if Proposals II and III below are approved by shareholders.

(4)       These shares are owned jointly with Margaret J. Turner, his wife.

(5) Includes 111,800 shares which are issuable upon conversion of Series B Preferred Stock ( "Preferred Stock" ), which GIS Systems Limited Partnership pledged to the Company to secure its payment pursuant to a promissory note payable to the Company. The holder has agreed not to convert the Preferred Stock while it is so pledged.

(6) Includes 173,000 shares issuable pursuant to options which will be exercisable upon the approval of Proposals II and III below by shareholders.

(7)       Less than 1%.


CHANGE IN CONTROL OF THE COMPANY DURING THE LAST FISCAL YEAR

                On April 5, 1993, faced with the prospect of being unable to perform its obligations under two major contracts for its products, the Company entered into a series of agreements (the "Agreements") with Richard Friedman pursuant to which it was able to secure $300,000 of funding (the "Loan"). Mr. Friedman pledged collateral for the Loan to the First Commercial Bank of Tampa which funded the Loan as a line of credit. The proceeds of the Loan allowed the Company to deliver its products on a timely basis under the two separate contracts. Under the terms of the Agreements, the Company committed to issuing to Mr. Friedman shares of its Common Stock as an inducement for his securing the Loan.

                Because the Company was unable to secure financing to replace Mr. Friedman's collateral for the Loan due in part to the untimely accident which incapacitated its former President, Paul Gilfoyle, and in part to the slower development of the market for its products, the Company became obligated under the Agreements to issue to Mr. Friedman and/or his designees 833,333 shares of its Common Stock. Such shares, in the aggregate, gave Mr. Friedman and his designees control over the majority of the issued and outstanding shares of Common Stock of the Company and, therefore, the effective control over the Company. The shares were issued on April 20, 1994 as follows:

Richard Friedman ....................................................    305,556
Jeffrey Markowitz ...................................................    305,556
Stewart L. Krug .....................................................     83,333
Milton H. Barbarosh .................................................     69,444
Edmond O'Donnell ....................................................     69,444

Immediately prior to the issuance of these shares, Donald G. Turner, Margaret J. Turner, his wife, and a corporation owned and controlled by them and their children, owned approximately 42% of the issued and outstanding Common Stock of the Company.

                  Mr. Friedman currently owns 21,250 shares of the Company's issued and outstanding Common Stock and his designees do not own any of the Company's issued and outstanding Common Stock. However, Mr. Friedman and Mr. Markowitz own, in the aggregate, 95,950 shares of non-voting, convertible Series A Preferred Stock. The Series A Preferred Stock is only convertible upon the authorization by the Company's shareholders of additional shares of Common Stock. See Proposal II below. Additionally, Mr. Krug has an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $2.00 per share.

                       ACTION TO BE TAKEN AT THE MEETING

                            I. ELECTION OF DIRECTORS

                  Three separate classes of directors will be elected at the Meeting, the first will consist of two members, the second of one member, and the third of two members, and they will be designated Class I, Class II and Class III, respectively. The two directors nominated for Class I will serve for a one-year term expiring at the 1996 Annual Meeting of Shareholders, the one director nominated for Class II will serve for a two-year term expiring at the 1997 Annual Meeting of Shareholders and the two directors nominated for Class III will serve for a three-year term expiring at the 1998 Annual Meeting of Shareholders, and in each case, until their successors shall be duly elected and qualified. At each annual meeting of shareholders subsequent to the Meeting, one class of directors will be elected to succeed those directors in the class whose terms then expire, for terms expiring at the third succeeding annual meeting of shareholders. Unless otherwise specified, all proxies will be voted in favor of the election of Jacqueline E. Soechtig, Stewart L. Krug, Timothy Mahoney, Frank
W. Swacker and Lawrence W. Umstadter as directors of the Company. All of the nominees are currently directors of the Company whose terms as directors expire at the Meeting.

                  The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees, if any are named by the Board of Directors, and for the remaining nominees.

EXECUTIVE OFFICERS AND DIRECTORS

                  The  following  table  sets  forth   information   about  each
executive officer and director and nominee for director of the Company, including the class in which they have been nominated.


                                   Year
                                  First
                                  Became                  Present Position
Name                       Age   Director  Class          With the Company
----                       ---   --------  -----          ----------------
Jacqueline E. Soechtig     46      1994     III           President, Chief
                                                          Executive Officer and
                                                          director

Stewart L. Krug            63      1994       I           Director

Timothy Mahoney            37      1994       I           Director

Frank W. Swacker           73      1995     III           Director

Lawrence W. Umstadter      58      1995      II           Director

Vickie L. Guth             47       --       --           Vice President -
                                                          Finance, Chief
                                                          Financial Officer,
                                                          Treasurer and
                                                          Secretary

William I. Fenner          39       --       --           Vice President and
                                                          Chief Operating
                                                          Officer

Fred R. Maglione           46       --       --           Vice President-
                                                          Sales and Marketing

James H. Moore, Jr.        53       --       --           Vice President-
                                                          Customer Services
                                                          and Assistant
                                                          Secretary


                  All directors hold office until their respective successors are elected and duly qualified, or until death, resignation or removal. Officers hold office until the meeting of the Board of Directors following each annual meeting of shareholders and until their successors have been chosen and qualified.

                  Jacqueline E. Soechtig has been a director of the Company and the Company's President and Chief Executive Officer since October 31, 1994. From September 1994 until immediately prior to her employment by the Company, Ms. Soechtig was a consultant to the Company. During the ten-month period prior thereto, Ms. Soechtig purchased and operated a restaurant in Clearwater, Florida together with her spouse. From February 1992 through December 1993, Ms. Soechtig was the President and Chief Executive Officer of Precision Systems, Inc.
("PSI"), a company engaged in the production and sales of voice and call processing systems. Prior to her employment with PSI, Ms. Soechtig served as vice president of business development for Sprint Corp. (May 1990 through
February 1992). She also held the position of vice president of MCI Telecommunications Corporation where she served in various sales, marketing and technical capacities from May 1984 through May 1990. Both Sprint and MCI are engaged in the telecommunications industry. Additionally, from 1970 to 1983, Ms. Soechtig was employed by International Business Machines Corp. in various technical and sales positions.

                  Stewart L. Krug has been a member of the Board of Directors of the Company since May 1, 1994 and from July 26, 1994 until October 31, 1994 he served as the Company's interim President and Chief Executive Officer. From 1958 until assuming his duties as interim President and Chief Executive Officer of the Company, Mr. Krug was engaged in the private practice of law, to which he has since returned.

                  Timothy Mahoney has been a member of the Board of Directors of the Company since May 1, 1994. He also was a consultant to the Company and as such served as the Company's President and Chief Executive Officer from May 1, 1994 to July 26, 1994. From June 1991 through January 1994, Mr. Mahoney was
President of SyDOS, a division of SyQuest Technology, a manufacturer of removable cartridge disk drives. From 1985 to 1991, Mr. Mahoney served as Vice President of Marketing and Sales for Rodime PLC, a Scottish disk drive manufacturer. Since July 1994, Mr. Mahoney has served as an independent management consultant to various companies.

                  Frank W. Swacker has been a member of the Board of Directors of the Company since May 3, 1995. Mr. Swacker has been engaged in the practice of law for the past 46 years, more than the last five of such years in private practice. Between 1968 and 1978, he was the International Counsel for Allis-Chalmers Corporation in Milwaukee, Wisconsin. Mr. Swacker has also published articles focusing on international foreign trade and the financial, antitrust and cross- cultural aspects of transnational business. Additionally, he has advised the United States House of Representatives on international trade treaties and has served as Special Assistant Deputy Attorney General for the State of New York. Since 1960, Mr. Swacker has been a member of the National Panel of Arbitrators of the American Arbitration Association.

                  Lawrence W. Umstadter has been a member of the Board of Directors of the Company since May 3, 1995. Since 1992, Mr. Umstadter has been a partner of Projects International Inc., a business consulting group specializing in the areas of agriculture, resource recovery and recycling. From 1985 until 1992, he was the President of Energy Development Associates, Inc., a provider of consulting services to the resource recovery, co-generation and recycling sectors, until it was acquired by Rome Polymers in 1992. Additionally, from 1990 until 1992, he was the President of Rivenite Corporation, a recycler of post-consumer plastic until it was acquired by Mobil Chemical Company in 1992.

                  Vickie L. Guth has served as the Company's Vice President--Finance, Chief Financial Officer and Treasurer since November 1993. Since August 1, 1994, she has also served as the Company's Secretary and at various times during 1994, she served as a director of the Company. From March 1989 through May 1993, she was Chief Financial Officer of Prime Technology, Inc., a manufacturer of corrugated box-making machinery. In July 1993, Prime Technology, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code.

                  William I. Fenner has been the Company's Vice President of Field Operations since September 1994. From June 1994 until September 1994, Mr. Fenner was Vice President of Operations of The Answer Network and from March 1994 until June 1994 he was Director of Operations of VarTec Telecom. Both of these companies are engaged in the telecommunications industry. From November 1992 until January 1994, Mr. Fenner was Vice President of Customer Operations of Precision Systems, Inc., a company engaged in the production and sales of voice and call processing systems. From December 1980 until October 1992, Mr. Fenner was director of Operations of Sprint Corp., a company also engaged in the telecommunications industry.

                  Fred R. Maglione, operating under a consulting agreement with the Company, has been the Company's Vice President of Sales and Marketing since February 1995. From 1980 to 1995, Mr. Maglione was the President of GIS Systems, Ltd. ("GIS"). Substantially all of the assets of GIS, a company formerly engaged in the production and sales of admission control and reserve seating systems, were acquired by the Company in February 1995.

                  James H. Moore, Jr. has been the Company's Vice President of Engineering and Operations since January 1995. From April 1993 to December 1994, Mr. Moore was the Vice President of Internal Operations of Precision Systems, Inc. From March 1962 to February 1993, he worked for General Motors Corporation serving from March 1990 as Production Superintendent of its Arlington, Texas assembly plant. While at General Motors, Mr. Moore had production management responsibility and also served as a quality expert and consultant to various General Motors plants throughout North America.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and any persons who own more than 10% of any class of the Company's equity securities, to file certain reports relating to their ownership of such securities and changes in such ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to such officers, directors and greater that 10% owners, during its last fiscal year, have been complied with except that Jacqueline E. Soechtig was inadvertently late in filing a report upon becoming an executive officer and director, Vickie L. Guth and David Holewinski, a former director of the Company, were each inadvertently late in filing one report with regard to one transaction, Stewart L. Krug was inadvertently late in filing one report with regard to one transaction and Timothy Mahoney was inadvertently late in filing two reports with regard to two transactions.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

                  During the fiscal year ended December 31, 1994, the Board of Directors of the Company held fourteen meetings and acted by unanimous written consent on nine occasions. All of the directors attended at least 75% of the aggregate number of meetings of the Board.

                  There  is  no  standing  audit,   nominating  or  compensation
committee of the Board of Directors. The duties normally performed by such committees have been assumed by the entire Board of Directors.



                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                Long Term
                              Annual Compensation              Compensation
                              -------------------              ------------
Name and Principal                                              Restricted
Position                     Year            Salary            Stock Awards
------------------           ----            ------            ------------
Jacqueline E. Soechtig       1994           $54,347                 ---
 President and Chief
 Executive Officer

Stewart L. Krug(1)           1994              ---                  ---
 Former Chief
 Executive Officer

Timothy Mahoney(1)           1994           $39,906              $57,000
 Former Chief
 Executive Officer

Donald Turner(1)             1994           $56,400              $53,574
 Former Chief                1993            48,000                9,357
 Executive Officer           1992              ---                23,400


(1) During the course of the Company's 1994 fiscal year, each of Messrs. Krug, Mahoney and Turner served at some point as the Company's chief executive officer.

                The following table contains information concerning the only options which were granted during the Company's 1994 fiscal year to the current and former executive officers named in the Summary Compensation Table above:


                       OPTION GRANTS IN LAST FISCAL YEAR
                              (Individual Grants)

                           Number of    Percent of
                           Securities   Total Options
                           Underlying   Granted to
                           Options      Employees in    Exercise     Expiration
Name                       Granted      Fiscal Year     Price        Date
----                       -------      -----------     --------     --------
Jacqueline E. Soechtig     375,000         71.5%         $2.00       10/30/05

Stewart L. Krug             25,000          4.8%         $2.00       10/30/05



                  No options were exercised during the last fiscal year by any of the current and former executive officers named in the Summary Compensation Table above. The following table contains information concerning the number and value, at December 31, 1994, of the unexercised options held by each of such individuals:


                      OPTION EXERCISES IN LAST FISCAL YEAR
                              AND YEAR END VALUES

                        Number of Unexercised     Value of Unexercised
                        Options Held at Fiscal    In-the-Money Options
                        Year-End (Exercisable/    Held at Fiscal Year-End
Name                    Unexercisable)            (Exercisable/Unexercisable)(1)
----                    ----------------------    ------------------------------
Jacqueline E. Soechtig      125,000(2)/0               $1,421,875/0

Stewart L. Krug             25,000(3)/0                 $284,375/0
--------------------

(1) Fair market value of underlying securities (the closing bid price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System) at fiscal year end, minus the exercise price.

(2) These options will be exercisable upon the approval of Proposal II below by shareholders.

(3) These options will be exercisable upon the approval of Proposals II and III below by shareholders.


EMPLOYMENT CONTRACT

                  Jacqueline E. Soechtig, President and Chief Executive Officer of the Company, is a party to an employment agreement with the Company under which she is entitled to a base salary of $220,000 per annum. The agreement also provides that for 1995 she may earn up to an additional 50% of her base salary as incentive compensation upon the Company's achievement of certain financial goals. The Agreement contemplates a new incentive compensation arrangement to be addressed for the second and third years of the Agreement's term. Pursuant to the agreement and as a signing bonus, Ms. Soechtig was paid $25,000 and was granted stock options, the exercise of which is subject to shareholder approval of Proposal II below, to purchase 125,000 shares of Common Stock exercisable for ten years at an exercise price of $2.00 per share. The Agreement provides for an additional grant of stock options to purchase 250,000 shares, which is subject to shareholder approval of proposals II and IV below. These additional options which are also exercisable for ten years at an exercise price of $2.00 per share, vest as to 125,000 on October 31, 1995 and 125,000 on October 31, 1996. Ms. Soechtig was granted certain registration rights with respect to the shares of Common Stock underlying all of such options. The term of the agreement commenced on October 31, 1994 and terminates on October 31, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  On May 23, 1994, 158,333 shares were issued to Timothy Mahoney, a director and former President and Chief Executive Officer of the Company, in consideration of services rendered from January through April 1994 and as an inducement for him to serve as Chairman of the Board, President and Chief Executive Officer. In addition, 10,000 shares were issued to Vickie L.
Guth, the Company's Vice President--Finance and Chief Financial Officer in consideration of her consenting to the termination of a previously authorized stock option.

                  The Company has granted each of Vickie L. Guth, William I. Fenner and James H. Moore, Jr., each of which is an executive officer of the Company, options to purchase 30,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. These options are subject to shareholder approval of Proposals II and III below. The options have a term of ten years, with 5,000 of such options being currently exercisable, an additional 5,000 becoming exercisable on January 1, 1996 and 10,000 becoming execisable on each of January 1, 1997 and January 1, 1998.

                  The Company has also granted Stewart L. Krug an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. This option is subject to shareholder approval of Proposals II and III below. The option has a term of ten years and is currently exercisable as to all of the shares subject thereto. Additionally, Mr. Krug was granted certain registration rights with respect to the shares of Common Stock underlying such options.

         II. AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

                  On March 23, 1995, the Board of Directors adopted a resolution approving a proposal to amend Article III of the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 5,000,000 to 20,000,000. The Board of Directors determined that such amendment is advisable and directed that the proposed amendment be considered at the Meeting.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

                  The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 5,000,000 to 20,000,000. The additional 15,000,000 shares will be a part of the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Each share of Common Stock entitles the holder to one vote. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

                  The following summary of the terms of the increase in the number of authorized shares of Common Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the portion of the proposed amendment to Article III of the Company's Articles of Incorporation which is set forth under the heading "Proposed New Article III to the Company's Articles of Incorporation" in Exhibit A to this Proxy Statement.

                  The Board of Directors believes that the adoption of the proposed amendment is advantageous to the Company and its shareholders. The Company currently contemplates reserving 276,000 shares of the additional Common Stock which it is seeking to authorize pursuant to this proposal for issuance upon the exercise of warrants owned by Sterling Foster & Co. ("Sterling Foster"), the underwriter of the Company's October 1994 public offering of securities. The warrants were issued to Sterling Foster as compensation for acting as the underwriter in such public offering. Shares of Common Stock were previously reserved for issuance upon exercise of such warrants and for the exercise of securities issuable upon exercise of such warrants, however, Sterling Foster consented to them not being reserved until the Company receives the approval of its shareholders for this proposal. The Company also contemplates reserving 125,000 of the additional shares for issuance upon exercise of stock options granted as a signing bonus to Jacqueline E. Soechtig pursuant to her employment agreement. Additionally, the Company will be obligated to reserve 591,000 shares for issuance upon exercise of options which either already have or which may be granted from time to time pursuant to the Company's 1994 Stock Option Plan. Of such shares, 541,667 will only be reserved upon shareholder approval of Proposal III below. Upon approval of Proposal IV below by shareholders, the Company will also be obligated to reserve an additional 250,000 shares for future issuance to Jacqueline E. Soechtig upon exercise of stock options granted pursuant to her employment agreement. Finally, the Company will be obligated to reserve a sufficient number of shares of Common Stock for issuance upon the possible conversion of the 95,950 outstanding shares of Series A Preferred Stock issued to Richard Friedman and Jeffrey Markowitz and any additional shares of Series A Preferred Stock issued as dividends in accordance with its terms. Such shares of Series A Preferred Stock were issued to Messrs. Friedman and Markowitz to extinguish debt owed to such individuals by the Company which was incurred when such individuals made loans to the Company for working capital purposes. The number of shares of Common Stock issuable upon such potential conversion will be determined substantially in accordance with the following formula: Each share of Series A Preferred Stock is convertible into the number of shares of Common Stock equal to the greater of either (a) ten divided by 70% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding conversion; (b) ten divided by 70% of the average of the closing bid prices of the Common Stock for the five trading days of June 26, 1995 through June 30, 1995; or (c) ten divided by the lowest price at which shares of Common Stock are sold to third party investors during the period from July 1, 1995 to June 30, 1996. Based on the average closing price of the Common Stock for the five trading days ended November 9, 1995 ($5.09), if at the time of a potential future conversion of all currently outstanding shares of Series A Preferred Stock, under option (a) above the Company would be required to issue 269,428 shares of Common Stock. If at the time of a potential future conversion of all currently outstanding shares of Series A Preferred Stock, option (b) above provides that the number of shares of Common Stock which the Company would have to issue would be 240,590. Based on the Company's private placements through the date of this Proxy Statement, if at the time of a potential conversion of all currently outstanding shares of Series A Preferred Stock, under option (c) above the Company would be required to issue 369,038 shares of Common Stock. However, there is no upper or lower limit as to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock as the conversion ratio is based on the market price of the Common Stock. If the market price falls and the number of shares issuable upon conversion of the Series A Preferred Stock consequently increases, shareholders could face substantial dilution.

                  Pursuant to an Asset Purchase Agreement dated as of January 1, 1995 (the "Agreement"), the Company acquired substantially all of the assets of Globe Information Systems Ltd. ("GIS"). Reference is made to the Agreement, which was filed as Exhibit 2.1 in the Company's Current Report on Form 8-K dated February 15, 1995, which includes a more complete description of the transaction. In connection with the Agreement, the Company has the option to issue to GIS, in satisfaction of debt, 118,200 shares of Series B Preferred Stock which will be convertible into shares of Common Stock. If the Company issues such Series B Preferred Stock, it will be obligated to reserve an additional 118,200 shares of Common Stock for conversion of the Series B Preferred Stock. The Company has the further option on or before December 29, 1995 to issue 346,667 shares of Series C Preferred Stock which will be convertible into shares of Common Stock to GIS in satisfaction of other debt incurred pursuant to the Agreement. On or after December 30, 1995, but prior to maturity of such debt on March 31, 1996, the Company has the option to issue a number of shares of Common Stock equal to 1,733,335 divided by the market price of the Common Stock on the trading days prior to issuance in satisfaction of such debt. Based on the average closing price of the Common Stock for the five trading days ended November 9, 1995 ($5.09), the Company would be required to issue 340,705 shares. Once the debt has matured on March 31, 1996, if the Company defaults in payment, GIS has the right to require the issuance of 2,000,000 shares of Common Stock in full payment of the debt. The number of shares of Common Stock into which the Series C Preferred Stock will be convertible will be determined in accordance with a formula at the time of issuance. Basically, the formula provides that the Series C Preferred Stock will be convertible into one share of Common Stock for each share of Series C preferred Stock if converted on or before March 31, 1996, resulting in the issuance of 346,667 shares of Common Stock. After March 31, 1996, each share of Series C Preferred Stock is convertible into the number of shares of Common Stock equal to the quotient of (i) 1,733,335 divided by the market price of the Company's Common Stock for the 5 trading days prior to the date of issuance and
(ii) the total number of outstanding shares of Series C Preferred Stock. There is no upper or lower limit as to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock as the conversion price is based on the market price of the Common Stock. If the market price falls and the number of shares issuable upon conversion of the Series C Preferred Stock consequently increases, shareholders could face substantial dilution. Based on the average closing price of the Common Stock for the five trading days ended November 9, 1995 ($5.09), if at the time of a potential future conversion of all currently outstanding shares of Series C Preferred Stock, the Company would issue 340,705 shares. The owner of the Series B and C Preferred Stock is GIS, which is owned by Nicholas Flaskay, Fred Maglione and Ticket Associates, a limited partnership owned by the family of Barry R. Jackson. A more complete discussion of the GIS acquisition is contained both in the Company's Current Report on Form 8-K dated February 15, 1995 and under the caption "Acquisition of GIS" below. See Note 1 of the GIS pro forma financial statements on page PF-2 of the Proxy Statement for a description of the rights of the holders of Series B and C Preferred Stock.

                  In addition, during October 1995, the Company completed a private placement of 208,600 shares of non-transferable, convertible Series D Preferred Stock to seven investors primarily for use by the Company for working capital. The Company will be obligated to reserve a sufficient number of shares of Common Stock for issuance upon the conversion of the Series D Preferred Stock upon approval of the proposed amendment. The number of shares of Common Stock issuable upon such conversion will be determined substantially in accordance with the following formula: Upon approval of the amendment to the Company's Articles of Incorporation, each share of Series D Preferred Stock is convertible at the holder's option at the rate (the "Conversion Rate") of one share of Common Stock for each Conversion Factor Dollar Amount (as hereinafter defined) of Liquidation Value (as hereinafter defined) represented by the shares of Series D Preferred Stock being converted. The per share Liquidation Value of the Series D Preferred Stock is equal to the sum of (i) $10 per share, and (ii) an amount equal to any accrued and unpaid dividends on such share subject to reduction if thereafter paid. The Conversion Factor Dollar Amount shall be (i) 65% of the average of the closing bid price of the Company's Common Stock as quoted on NASDAQ for five trading days immediately preceding conversion or,
(ii) if not quoted on NASDAQ, 65% of the average current market price of the Common Stock in accordance with a valuation method therein defined for the five trading days immediately preceding conversion; provided, however, that the Conversion Factor Dollar Amount shall not be less than $1.00. In accordance with the formula, one of the investors has converted the 28,600 shares of Series D Preferred Stock purchased by him into 110,000 shares of Common Stock. Upon a potential future conversion of all the remaining outstanding shares of Series D Preferred Stock the greatest number of shares of Common Stock which the Company would have to issue would be 1,800,000. If the market price falls and the number of shares issuable upon conversion of the Series D Preferred Stock consequently increases, shareholders could face substantial dilution.

                  If the issuances described above are made, the current shareholders of the Company will experience a dilutive effect on their voting rights and, depending upon the consideration received for such issuances, their shareholders' equity in the Company.

                  Besides the issuances discussed above, the Company has no current plans, understandings or agreements involving the issuance of any of the Common Stock proposed to be authorized. The Company is, however, considering raising additional funds and may do so through the private or public sale of its Common Stock. The proposed amendment will provide additional authorized shares of Common Stock that could be used from time to time, without further action or authorization by the shareholders (except as may be required by law or by any stock exchange on which the Company's securities may then be listed), for corporate purposes which the Board of Directors may deem desirable, including, without limitation, such private or public financings, acquisitions, stock splits, stock dividends or other distributions, stock grants, stock options and employee benefit plans.

                  The authority of the Board of Directors to issue Common Stock could also potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult or costly to achieve.

                  If the proposed amendment is adopted and without giving effect to the potential conversion of the shares of Series A or Series D Preferred Stock discussed above, there will be 15,013,906 authorized shares of Common Stock that are not outstanding or reserved for issuance, 1,347,300 of which will be immediately reserved for issuance as set forth above. As of the Record Date, the Company had 3,132,027 shares of Common Stock issued and 1,854,067 shares of Common Stock reserved for issuance upon the exercise of certain options and warrants.

ACQUISITION OF GIS

                  THE AGREEMENT

                  On February 15, 1995, the Company purchased substantially all of the assets of Globe Information Systems Ltd. ("GIS") effective as of January 1, 1995. The Company engaged in the transaction to expand its product line with complementary products, enhance the Company's products by integrating them with software owned or licensed by GIS, acquire the GIS marketing network and acquire GIS's backlog. The purchase price for the acquisition was determined through negotiations by the parties and was valued at approximately $3,700,000. The Company's management deemed this amount to be fair consideration based upon the 1994 revenues of GIS which were approximately equal to the value of the purchase price, the expected revenues of GIS and the sophistication and market potential of its products. The total purchase price paid for GIS of approximately $3,700,000 was allocated based on the fair value of net tangible assets acquired, with the excess allocated to identifiable intangible components based on their individual estimated fair values and to goodwill. See Note 1 of the Notes to Unaudited Condensed Pro Forma Combined Balance Sheet at December 31, 1994 on page PF-2 of this Proxy Statement for a further discussion of the purchase price for GIS. The fair value of net tangible assets acquired (inventory, prepaid expenses/other current assets and fixed assets) approximated $200,000. The estimated fair value of systems and software costs of $1,200,000 was based on the estimated replacement costs of the sophisticated products. The estimated fair value of customer list/support contracts of $300,000 was based on the expected earnings which could be generated from future sales to existing customers and renewals of existing support contracts. The remainder of the purchase price was allocated to goodwill. The purchase price consisted of 109,333 shares of the Company's Common Stock, 111,800 shares of the Company's Series B Preferred Stock (which is convertible into Common Stock), the Company's promissory note in the principal amount of $591,000 (which may be paid by the issuance by the Company of 118,200 shares of Series B Preferred Stock, which will be convertible into Common Stock) and the Company's promissory note in the principal amount of $1,733,335 (which may be paid by the issuance by the Company of 346,667 shares of the Company's Series C Preferred Stock, which will be convertible into Common Stock). In addition, the Company agreed to assume certain liabilities of GIS and loaned GIS $559,000. The 109,333 shares of Common Stock issued to GIS have been pledged by GIS to the Company until March 31, 1996 in order to secure GIS' obligations to indemnify the Company from any losses sustained as the result of any misrepresentations made by GIS in connection with the transaction. The 111,800 shares of Series B Preferred Stock issued to GIS have also been pledged to the Company in order to secure GIS' repayment of the $559,000 loaned to GIS by the Company. The issuance of the 109,333 shares of Common Stock has caused a dilutive effect on the voting rights and shareholders' equity of the current shareholders of the Company. Additionally, should the shareholders vote to approve Proposal II above (authorizing additional shares of Common Stock), the current shareholders of the Company may experience a further, more significant dilutive effect on their voting rights and shareholders' equity should GIS convert shares of Series B and C Preferred Stock which the Company either has issued or intends to issue pursuant to the Agreement. Holders of the Series B and C Preferred Stock would receive $5.00 per share, plus accrued and unpaid dividends (the "Liquidation Value"), prior to any distribution to holders of Common Stock in the event of a dissolution or liquidation of the Company. In addition, if the Company initiates and approves any event requiring approval of holders of the Series B or Series C Preferred Stock where such approval is not obtained, such holder may require the Company to redeem the shares for cash of Series B or Series C Preferred Stock owned by such holder at a redemption price equal to the Liquidation Value. Holders of Series B and Series C Preferred Stock have 30 days from receipt of notice from the Company of the redemption option to deliver a request to the Company that such shares of Series B or Series C Preferred Stock be redeemed within 10 business days.

                  In connection with the Agreement, Fred Maglione and Nicholas Flaskay, both formerly associated with GIS, have agreed to serve as consultants to the Company for terms beginning February 1, 1995 and expiring on January 31, 1996 and August 1, 1995, respectively. Mr. Maglione is being paid a consulting fee at the rate of $11,051 per month and Mr. Flaskay, $1,666 per month.

                  A more complete description of the transaction is contained in the Company's Current Report on Form 8-K dated February 15, 1995. Additionally, the following discussion highlights the products acquired by the Company pursuant to the transaction as well as the historical financial results of GIS, both significant factors in the Company's determination of the purchase price for the acquisition.

                  The following table sets forth the (a) pro forma combined stockholder's equity and capitalization of the Company and GIS as of December 31, 1994, (b) additional pro forma adjustments (discussed below) related to the redemption of an aggregate of $2,324,335 of promissory notes payable, with conversion features, into 118,200 shares of Series B preferred stock and 346,667 shares of Series C preferred Stock and (c) the as adjusted pro forma combined stockholder's equity and capitalization giving effect to the conversion of an aggregate of $2,234,335 of promissory notes payable. The Company believes that the promissory notes will not be sold, but rather converted into Series B and C Preferred Stock. The Company expects to issue such shares of Series B Preferred Stock on or prior to March 31, 1996. Additionally, the Company expects to issue such shares of Series C Preferred Stock based on the market price for the Company's Common Stock at any time during the period from December 30, 1995 through March 30, 1996.




                                      Pro Forma
                                     (Unaudited)
                                      Combined       Additional
                                      Lasergate       pro forma     Pro Forma
                                    Delta & GIS(a)   adjustments   as adjusted
                                    -------------    -----------   -----------
Long-term liabilities:
  Notes payable, related party      $   200,000      $     -         $  200,000
   Other long-term liabilities           31,690            -             31,690

  Obligations to issue common
   stock and common stock options       450,000            -            450,000
  Common stock subject to put options   210,000            -            210,000
  Promissory notes payable                           (591,000) (i)
   (with conversion features)         2,324,335    (1,733,335)(ii)            -

Stockholders' equity (deficit):
                                                       10,400(ii)
  Preferred stock                         4,445         3,546 (i)        18,391
  Common Stock                           90,692            -             90,692
                                                      587,454 (i)
  Additional paid-in-capital         10,576,260     1,722,935(ii)    12,886,649
  Common stock subject to put          (210,000)           -           (210,000)
   options
  Note receivable                      (559,000)           -           (559,000)
  Accumulated deficit                (7,578,574)           -         (7,578,574)
                                    -----------    ----------        ----------
Total stockholders' equity          $ 2,323,823    $2,324,335        $4,648,158
                                    ===========    ==========        ==========
Total capitalization                $ 5,539,848    $       -         $5,539,848
                                    ===========    ==========        ==========

Pro forma adjustments:
---------------------
(a)  Included elsewhere in this Proxy Statement.  See page PF-1.

(i) Redemption of $591,000 non-interest bearing promissory note by issuance of 118,200 shares of Series B preferred stock ($.03 par value) at $5 per share.

(ii) Redemption of $1,733,335 non-interest bearing promissory note by issuance of 346,667 shares of Series C preferred stock ($.03 par value) at $5 per share.

          BACKGROUND OF GIS

          GIS, which currently maintains an administrative address at 5405 Cypress Center Drive, Suite 100, Tampa, FL 33609, was formerly engaged in the business of design, integration, installation and sale of admission control and revenue accounting computer systems and software for the entertainment industry. The products which GIS marketed and which the Company now offers to its customers as a result of the acquisition are primarily software-oriented and include products in the areas of general admission ticketing, reserve seating and facilities management.

          The admission ticketing product, which is marketed by the Company under the name Admits Gold, provides general admission ticketing for facilities, enabling facilities to offer a wide variety of ticket types and to easily change the value of a ticket-type to enhance the facility's attendance and revenues. For example, the system can print tickets both with and without bar codes, with applications ranging from simple entry fees to timed admission and tickets of decrementing value. The computer program is installed on a personal computer with a MS-DOS operating system and is particularly well-suited for use by the specific accounting requirements of movie theaters.

          The reserve seating product, which is marketed by the Company under the name Select-a-Seat, controls reserve seating as well as general admission ticket sales. Select-a-Seat can be purchased with the capability of taking telephone and mail order reservations, group reservations, remote outlet sales and season subscription sales. These capabilities make it particularly well-suited for concerts, sporting arenas and theaters.

          The Facilities Management System is designed to manage functions and events for public or private facilities. This system tracks room and resource usage and availability and also generates client contracts and billing statements. The system can be used by any organizations that book space or schedule activities, including multi-purpose arenas, theaters, convention centers, hotels, meeting planners, universities, recreation centers and museums.

          TAX EFFECTS OF TRANSACTION

          The transaction was treated for income tax and accounting purposes as a taxable purchase of a group of assets and liabilities constituting a trade or business and, as a result of the transaction, there has been no material differences in the rights of the Company's shareholders other than the dilutive effect resulting from the issuance and potential future issuances to GIS of shares of the Company's Common Stock. The consideration paid for the assets is allocated based on their fair market values pursuant to Section 1060 of the Internal Revenue Code. Since the notes payable to GIS are non-interest bearing, interest will be required to be imputed for income tax purposes. The Company will recognize an interest expense and the sellers will recognize interest income during the period which the notes are outstanding. For purposes of the tax allocation of consideration among the acquired assets, the notes have been discounted assuming that they will be repaid at their respective due dates.

          BACKGROUND OF THE ACQUISITION

          Unsolicited, in late November 1994, Mr. Nicholas Flaskay, Chief Executive Officer and principal of GIS, requested a meeting with Ms. Jacqueline
E. Soechtig, the Company's Chief Executive Officer. At a meeting held on November 21, 1994 between Mr. Flaskay and Ms. Soechtig, Mr. Flaskay expressed an interest in selling the assets of GIS to the Company. Noting the synergies between the two companies, he asked that, should the Company be interested in acquiring GIS, the process be speedy and confidential so as not to disrupt the momentum of sales and product development activities.

          On December 2, 1994, Ms. Soechtig visited GIS, accompanied by Ms. Vickie L. Guth, Chief Financial Officer of the Company, Mr. Kenneth Van Ness, Vice President-Sales of the Company, and Mr. William Fenner, Vice President-Operations of the Company. During an all-day meeting, Mr. Flaskay, Mr. Pat Perkins, and Mr. Fred Maglione (the executive management and principals of GIS) gave a presentation during which they described GIS, its products and its financial history. They also presented financial projections in which they identified duplicated expenses that could be eliminated if the operations of GIS and the Company were combined.

          As a result of the meeting, the Company's management agreed that, pending product evaluation and financial due diligence, the acquisition would significantly benefit the Company. GIS had shown revenue growth of 22%, 18% and 35% in 1992, 1993, and 1994, respectively. It was anticipated that the synergies of the company's products and the ability to consolidate costs, particularly in the administrative and marketing areas, would lead to accelerated growth. Ms. Soechtig then consulted with members of the Board of Directors of the Company (the "Board"), who had extensive experience in acquisitions, and contacted the underwriter of the Company's recent secondary public offering, whose consent to the acquisition was required under the terms of the Underwriting Agreement relating to the offering. Management of the Company then decided to pursue a letter of intent to acquire GIS, subject to due diligence and negotiations of price and transaction structure.

          During the next several weeks, the Company conducted its due diligence review. Ms. Soechtig and Mr. Fenner interviewed over twenty GIS customers to assess their satisfaction with GIS products and services. Ms. Guth reviewed financial, legal and personnel information pertaining to GIS. A team of the
Company's technical personnel reviewed the products and interviewed GIS technical and support personnel.

          Simultaneously, numerous discussions and meetings were held to establish the price and material terms of a purchase agreement. The Company submitted a draft of the letter of intent to GIS on December 22, 1994 which included an outline of a structure whereby the Company would purchase substantially all of the assets of GIS for a purchase price of approximately $3,700,000, consisting of cash, convertible Preferred Stock and the assumption of certain specific liabilities. The letter of intent included a termination date of January 15, 1995 and a no-shop provision, to protect the Company from other bidders. Both parties agreed to make their best efforts to consummate the acquisition by January 1, 1995, even if the closing documentation process extended beyond that date.

          Ms. Soechtig and Ms. Guth, along with the Company's outside counsel, continued to negotiate with the principals and attorneys of GIS. The purchase agreement was not concluded by January 15, 1995, and the original letter of intent expired. Both parties, however, continued to negotiate in good faith, the primary issue being the structure of the transaction, particularly the amount of cash that would be provided to GIS in the form of a promissory note. Ms. Soechtig continued to discuss these issues and various other options with members of the Board. The Board formally reviewed the status of the negotiations in a telephone meeting held on January 27, 1995 and continued on January 30, 1995. A second telephonic Board meeting was held on February 6, 1995, after which the Company entered into a new letter of intent and placed in escrow a non-refundable, good faith deposit. Negotiations continued as to the structure of the transaction. On February 15, 1995, a telephone meeting of the Board of Directors was held to approve the final terms and conditions of the purchase agreement. The transaction was closed on February 15, effective as of January 1, 1995. The effective date of January 1, 1995 was chosen by the Company and GIS as stated in the purchase agreement and exhibits thereto as effective control of the assets and assumption of certain stated liabilities passed to the Company as of that date. In addition, there was no adjustment to the purchase price for activity occurring subsequent to January 1, 1995. The Company paid GIS a management fee for operation of the business on behalf of the Company from January 1, 1995 through February 15, 1995.

          In determining the $3,700,000 purchase price for the assets of GIS, the Company primarily considered the following factors:

          * immediate increase in revenue based on existing GIS customer base upgrades, enhancements, support fees.

          *    immediate  increase  in  revenue  based  on   GIS   Select-A-Seat
               (reserved seating) product sales opportunities.

          * immediate increase in revenue based on goodwill from GIS customer base - over 150 referenceable accounts. o immediate increase in revenue based on trained sales and support personnel.

          *    cost and time to develop a reserved seating product.

          The purchase price was negotiated at arms length with GIS. In determining the price, the two principal areas considered were the value of the above-listed items to the Company and the structure of the transaction, which permitted the Company to acquire the GIS assets with a minimum outlay of cash. In the negotiations, GIS initially requested that the purchase price to be paid 2/3 in cash and 1/3 in Common Stock. In addition, based on studies reviewed which indicated that software companies are generally sold at a price of 150% of revenues, GIS also asked for a purchase price of $5,000,000 (1994 revenues). Extensive negotiations resulted in a final purchase price of $3,700,000 (100% of 1994 revenues plus a premium for structuring the transaction with part of the purchase price paid in equity rather than cash).

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
          OPERATION FOR GIS

          RESULTS OF OPERATIONS: 1994 COMPARED TO 1993

          GIS revenue increased 29.2% from $2,637,145 in 1993 to $3,406,734 in 1994. Revenue consisted primarily of equipment sales and installations ("Equipment") as well as license and royalty income ("License"), maintenance contracts ("Maintenance"), and rental and other income ("Other"). Equipment revenue increased 28.9% from $1,645,391 in 1993 to $2,121,426 in 1994. The increase in Equipment revenue primarily resulted from the fact that GIS's customers during 1994 required relatively large system networks for their ticketing sales systems. License revenue increased 58.3% from $436,410 in 1993 to $690,655 in 1994. The increase in license revenue largely resulted from the relatively large system networks installed in 1994 as compared to 1993. Maintenance revenue increased 38.3% from $288,080 in 1993 to $398,472 in 1994. This increase is the result of the larger customer base in 1994 as compared to 1993. Other revenue decreased 26.6% from $267,264 in 1993 to $196,181 in 1994, primarily because two large rental customers reduced their usage of the system in 1994 and, in addition, several five-year rental contracts expired in 1994. The overall increase in revenues was also partially the result of additions to the direct sales staff and increased marketing activities. The Company believes that the additional sales and marketing activities in 1994, coupled with the expanded customer base, particularly in the area of large system networks, will lead to revenue growth in equipment sales in future years. Two significant customers represented 11.7% and 13.7% of revenue, respectively.

          GIS net profit increased 348.6% from $15,124 in 1993 to $67,838 in 1994. Production costs decreased from 62.6% of revenue (excluding Other) in 1993 to 58.0% of revenue (excluding Other) in 1994. The relative decrease in production costs was primarily the result of the fact that GIS was able to purchase the components for the relatively larger systems installed during 1994 at higher discounts from its vendors. Selling, general and administrative expenses ("SG&A") in 1994 increased by approximately $413,000 or 45.3% from 1993 SG&A expenses. Included in SG&A is a management fee expense for various management and administrative services performed by the GIS general partner of $519,750 in 1994 and $484,500 in 1993. The Company expects that the majority of this fee expense will not be incurred in future periods as the services formerly provided by the GIS general partner have been assumed by the Company's management. The increase in SG&A, which includes the management fees, was caused by increased personnel expenses of $94,000, increased bad debt expense of $123,000, attributable primarily to a dispute with one customer, increased legal expenses of $47,000, attributable primarily to a settlement agreement with one of its partners, and increased travel and entertainment of $45,000, primarily attributable to increased selling activities. Of these expenses, the Company anticipates that only expenses related to travel and entertainment will be continuing expenses incurred by the Company in the continuation of GIS' operations. All other SG&A expenses cumulatively increased $104,000.

          CAPITAL RESOURCES

          During 1993 and 1994, GIS operations were primarily funded through advances by partners and through cash provided by operating activities. The Company expects that cash provided by the operating activities of the GIS operations acquired by the Company will substantially fund the Company's continuation of such operations.

          FINANCIAL STATEMENTS

          The unaudited condensed pro forma combined balance sheet of the Company and its subsidiaries as of December 31, 1994 and the related unaudited condensed pro forma combined statement of operations for the year then ended, giving pro forma effect to the acquisition of GIS as of that date, are included below in this Proxy Statement on Pages PF-1 to PF-15. The balance sheet of GIS as of December 31, 1994 and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1994 and 1993 are included below in this Proxy Statement on Pages F-1 to F-12.

          If the shareholders vote against this proposal, the Company will not be able to sell any additional shares of its Common Stock and, therefore, will most likely not be able to raise additional capital necessary to fund its operating plan which intends to increase revenue by promoting and marketing the restructured Company and its new product line. The Company would be forced to fund its operations at low levels of expenditures from revenues generated and seek alternative, potentially more expensive funding, such as debt or the sale of additional shares of preferred stock. In the interim, the Company may be forced to effect cost reductions primarily in the areas of personnel and marketing. The Company would also be unable to convert its promissory notes (discussed under the caption "The Agreement" above) into Common Stock and, therefore, there can be no assurance that the Company would be able to meet its obligations under such promissory notes. Additionally, as a result of the approval of the Board of Directors and the expectation of shareholder approval, the Company recognized $450,000 of compensation expense in 1994 for the 125,000 options granted to Jacqueline E. Soechtig as a signing bonus and the 25,000 options granted to Stewart L. Krug for service rendered as President/CEO. Additionally, in the first quarter of 1995, the Company recognized compensation expense of $138,750 for the pro rata value of the 125,000 options granted to Jacqueline E. Soechtig that will vest in October 1995, and the 5,000 options granted to each of three executives in March 1995. In the event of a no vote, there will not be sufficient shares available for the exercise of these options and the compensation expense will be reversed.

     The Board of Directors recommends that shareholders vote FOR this proposal.

              III. APPROVAL OF AMENDMENTS TO THE STOCK OPTION PLAN

          On March 23, 1995, the Board of Directors adopted, subject to shareholder approval at the Meeting, amendments (the "Amendments") to the Company's 1994 Stock Option Plan (as amended in the manner discussed below, the "1994 Plan"). The Amendments to the 1994 Plan are designed to:

                        (i) Enhance the current plan's ability to provide incentive to employees (including directors and officers who are employees) of the Company and its subsidiaries by increasing the aggregate number of shares which may be granted under the 1994 Plan from 58,333 shares to 600,000 shares.

                       (ii) Limit the number of shares that may be subject to options granted to any one optionee in any fiscal year to 200,000, subject to the 1994 Plan's anti-dilution provisions. Currently, there is no such limit under the 1994 Plan. Placing this limit is a permissible method for options which may be granted in the future under the 1994 Plan to be considered "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), ensuring the deductibility of any compensation expense arising from the exercise of options granted with an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Section 162(m) of the Code precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation.

                      (iii) Allow non-qualified stock options granted pursuant to the 1994 Plan to employees and consultants to have an exercise price no less than 25% of the fair market value of the underlying shares of Common Stock on the date of such grant.

                       (iv) Provide that upon the initial election and upon each re-election of an outside director to serve a term as a director of the Company, such director will be granted an option to purchase 5,000 shares of Common Stock for each year of such term, with 5,000 of such options to vest at the beginning of each year of such term provided that the director continues to serve in such capacity at the time of the scheduled vesting.

                  The following is a description of the 1994 Plan which incorporates the Amendments:

SHARES SUBJECT TO THE 1994 PLAN

                  The maximum number of shares as to which options may be granted under the 1994 Plan (subject to adjustment as described below) is 600,000 shares of the Company's Common Stock. The closing bid price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System on November 9, 1995 was $4.75. Any shares subject to an option which for any reason expires, is canceled, terminates unexercised or otherwise ceases to be exercisable will again be available for grant under the 1994 Plan.

ADMINISTRATION

                  The 1994 Plan is to be administered by a committee (the "Committee") which is required to consist of at least two members of the Board of Directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

ELIGIBILITY

                  All employees (including officers and directors who are employees), consultants (who are neither employees nor directors) and outside directors (who receive an automatic grant upon their initial election and each re-election) of the Company or any of its subsidiaries are eligible to receive options under the 1994 Plan.

OPTION GRANTS

                  Options may be granted by the Committee to eligible employees or consultants in such numbers and at such times as the Committee shall determine. Additionally, upon the initial election and upon each re-election of an outside director to serve a term as a director of the Company, such director will automatically be granted an option to purchase 5,000 shares of Common Stock for each year of such term with such options to vest at the beginning of each year of such term provided that the director continues to serve in such capacity at the time of the scheduled vesting.

OPTION CONTRACTS

                  Each grant of an option will be evidenced by a written contract between the Company and the employee, consultant or outside director receiving the grant, containing such terms and conditions not inconsistent with the 1994 Plan as may be determined by the Committee (the "Contract").

TERMS AND CONDITIONS OF OPTIONS

                  The options granted under the 1994 Plan will be subject to, among other things, the following terms and conditions:

                  (a) Options may be granted for terms determined by the Committee, provided, however, that the term of an incentive stock option may not exceed 10 years (5 years if the option holder owns (or is deemed to own) stock possessing more than 10% of the voting power of the Company).

                  (b) The exercise price for each option granted will be determined by the Committee, provided, however, that the exercise price of an incentive stock option may not be less than the fair market value of the Common Stock on the date of grant (110% in the case of an incentive stock option granted to an optionee who owns (or is deemed to own) more than 10% of the voting power of the Company). With respect to non-qualified stock options granted to employees and consultants, the exercise price may not be less than 25% of the fair market value on the date of grant. The exercise price of options is payable in full upon exercise or, if the Contract permits, in installments. Payment of the exercise price of an option may be made in cash, certified check, shares of Common Stock or any combination thereof, depending on the terms of the Contract.

                  (c) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the option holder's lifetime only by him or his legal representatives.

                  (d) With respect to options granted to employees, if the employment of such employee is terminated for any reason other than death or a permanent and total disability, the option may be exercised, to the extent exercisable by the holder at the time of termination of employment, within three months thereafter, but in no event after expiration of the term of the option. However, if such employment was terminated either for cause or without the consent of the Company, such option shall terminate immediately. In the case of the death of the optionee while employed (or within three months after termination of employment or within one year after termination of employment by reason of disability), his executor, administrator or other legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. An optionee whose employment was terminated by disability may exercise his option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.

                  (e) With respect to options granted to consultants, such options may be exercised at any time during their term and shall not be affected by a change in the optionee's relationship with the Company or its Subsidiaries.

                  (f) With respect to options granted to outside directors, such options will be immediately exercisable, will have a term of ten years, will have an exercise price equal to 85% of the fair market value of the Common Stock on the date of the grant and, once vested, will not be affected by a change in the optionee's relationship with the Company or its Subsidiaries.

                  (g) The Company may withhold cash and/or shares of Common stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligation to withhold federal, state and local taxes incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the holder to pay the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

                  Appropriate adjustments shall be made in the number and kind of shares available under the 1994 Plan, in the number and kind of shares subject to each outstanding option, in the maximum number and kind of shares that may be granted to any employee in any one calendar year and in the exercise prices of such options in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like.

                  In the event of the Company's (a)  liquidation or dissolution,
(b) merger in which the Company is not the surviving corporation or consolidation or (c) any other capital reorganization in which more than 50% of the Company's Common Stock are exchanged, any outstanding options shall terminate, unless otherwise provided in the transaction.

DURATION AND AMENDMENT OF THE AMENDED PLAN

                  No option may be granted pursuant to the 1994 Plan after February 4, 2004. The Board of Directors may at any time suspend, terminate or amend the Amended Plan, provided, however, that, without the approval of the Company's shareholders, no amendment may be made which would (a) increase the maximum number of shares available for the grant of options (except the anti-dilution adjustments described above), (b) otherwise materially increase the benefits accruing to participants under the 1994 Plan or (c) change the eligibility requirements for individuals who may receive options.

FEDERAL INCOME TAX TREATMENT

                  The following is a general summary of the federal income tax consequences under current tax law of incentive and non-qualified stock options. It does not purport to cover all of the special rules or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

                  An optionee will not recognize taxable income for federal income tax purposes upon the grant of an incentive stock option or a non-qualified stock option.

                  In the case of an incentive stock option, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares to him, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, a portion of his gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

                  Upon the exercise of a non-qualified stock option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company is generally entitled to a deduction for such amount on the date of exercise. If the optionee later sells shares acquired pursuant to the non-qualified stock option, he will recognize long-term or short-term capital gain or loss, depending on the period during which he held his shares.

                  In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an incentive stock option, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive stock option adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

GRANTS UNDER THE 1994 PLAN

                  Stewart L. Krug, a director and former Chief Executive Officer of the Company, has been granted an option, upon the approval of this Proposal by shareholders, to purchase 25,000 shares. The executive officers of the Company as a group have been granted options to purchase 98,000 shares, all of which are subject to shareholder approval of this Proposal and Proposal II above. The non-employee directors who are elected at the Meeting will be granted options, upon approval of this Proposal by shareholders, to purchase 5,000 shares for each year of their respective terms. Additionally, the employees and certain consultants of the Company have been granted options to purchase an aggregate of 29,000 shares. The exercise prices for all of such options ranges from $1.00 to $13.00.

                  If the shareholders vote against this proposal, there can be no assurance that the Company will be able to retain the services of its current key employees and directors or recruit employees with the skills necessary to maintain and expand the Company's operations.

                  The Board of Directors recommends that shareholders vote FOR this proposal.


IV.      APPROVAL OF GRANT OF OPTIONS TO THE CHIEF EXECUTIVE OFFICER

                  On March 7, 1995, the Board of Directors,  with Ms. Jacqueline
E. Soechtig abstaining from the vote, authorized the grant of non-qualified stock options to Ms. Soechtig, in connection with the approval of her employment agreement, under which she has agreed to serve the Company as its President and Chief Executive Officer for a term of three years. The employment agreement is described above under the caption "Executive Compensation Employment Contract." The options entitle Ms. Soechtig to purchase up to 375,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. Of such options, 125,000 were granted as a signing bonus and are currently exercisable subject to the approval by Shareholders of Proposal II above and the remaining 250,000 options (the "Proposal Grants") are subject to the approval by shareholders of both this Proposal and Proposal II above.

                  The Proposal Grants will be for a term of ten years, with 125,000 of such options vesting and becoming exercisable on each of October 31, 1995 and October 31, 1996. However, in the event that Ms. Soechtig's employment with the Company is terminated "for cause" (as such term is defined in the employment agreement), all unvested options will be forfeited. Notwithstanding the foregoing, in the event Ms. Soechtig's employment is terminated "without cause" or a termination upon a "Change of Control" of the company (as such terms are defined in the employment agreement), all unvested options will immediately vest and become exercisable.

                  The option exercise price may be paid in cash, by check or by any other form of consideration permitted by law. Additionally, Ms. Soechtig was granted certain registration rights with respect to the shares of Common Stock underlying such options.

                  In the event that the number of outstanding shares of Common Stock is increased or decreased or changed into a different number or kind of shares or securities by reason of any merger, share exchange, consolidation, reorganization, recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, an adjustment will be made to the remaining outstanding options so that the proportional interest of Ms. Soechtig after such an event will be, to the extent practicable, the same as before the event.

                  The tax consequences to the Company and to the optionee with respect to these options are the same as those described under the caption "Approval of Amendments to the Stock Option Plan" above with respect to non-qualified stock options.

                  If the shareholders vote against this proposal, the Company may not be able to fulfill the obligations pursuant to the employment contract with Ms. Soechtig and, therefore, there can be no assurance that Ms. Soechtig would continue to serve as the Company's Chief Executive Officer.

                  The Board of Directors recommends that shareholders vote FOR this proposal.

                               VOTING REQUIREMENTS

                  Directors are elected by a plurality of the votes cast at the Meeting (Proposal I). The affirmative vote of a majority of the votes cast at the Meeting will be required to approve the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock to 20,000,000 (Proposal II), the amendments to the Company's 1994 Stock Option Plan (Proposal III) and the grant of options to the Chief Executive Officer (Proposal
IV). Abstentions and broker non-votes with respect to any matter are not considered cast with respect to that matter.

                                   ACCOUNTANTS

                  On May 25, 1993, the Company's Board of Directors approved the dismissal of W.R. Garrett, CPA, P.A. as its independent public accountant.

                  There were no disagreements with W.R. Garrett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of W.R. Garrett, would have caused W.R. Garrett to make reference in connection with its report concerning the Registrant's financial statements to the subject matter of the disagreements.

                  On May 25, 1993, the Company's Board of Directors approved the engagement of Grant Thornton LLP to be the Company's independent public accountants for its fiscal year ended December 31, 1993. Grant Thornton LLP has subsequently audited the books of the Company for the past two fiscal years, and it is expected that Grant Thornton LLP will act in that capacity for the fiscal year ending December 31, 1995. A representative of Grant Thornton LLP is expected to be present at the Meeting with the opportunity to make a statement and to be available to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

                  Shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy materials by July 19, 1996.

                           INCORPORATION BY REFERENCE

                  The Company hereby incorporates into this Proxy Statement the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, as amended, the information contained in the portions of the Company's 1994 Annual Report to Shareholders required to be furnished in accordance with Items 101(b), 201, 303 and 304 of Regulation S-B and the Company's Current Report on Form 8-K dated February 15, 1995, as amended, related to the acquisition of GIS, the Company's Report on Form 8-K dated December 22, 1994, as amended, related to the acquisition of Delta, the Company's Report on Form 10-Q for the quarter ended March 31, 1995 and the Company's Report on Form 10-Q for the quarter ended June 30, 1995.

                             ADDITIONAL INFORMATION

                  The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. The Company has engaged McCormick & Pryor, Ltd. ("McCormick") to solicit proxies and has agreed to pay McCormick a fee of $3,000 plus their accountable expenses in connection with this solicitation. Proxies may be also solicited without extra compensation by certain officers and regular employees of the Company. Proxies may be solicited by mail, and if determined to be necessary, by telephone, telegraph or personal interview.

                                  OTHER MATTERS

                  The Board of Directors does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                                             By Order of the Board of Directors,

                                             Vickie L. Guth
                                             Secretary
November 13, 1995

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

                          UNAUDITED CONDENSED PRO FORMA
                             COMBINED BALANCE SHEET

                                December 31, 1994


The following unaudited condensed pro forma combined balance sheet is based on the individual audited balance sheet of Lasergate Systems, Inc. and Subsidiaries (Lasergate) as of December 31, 1994 as contained in Form 10-KSB filed for the year then ended and the audited balance sheet of GIS Systems Limited Partnership as of December 31, 1994, and has been prepared to reflect the acquisition of GIS by Lasergate after giving effect to the pro forma adjustments described in Note 2 as if the acquisition had occurred on December 31, 1994. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Lasergate 10-KSB, as recently filed, and the GIS financial statements and notes thereto, the latter included in the previously filed Form 8-K dated February 15, 1995.

                                                                   As of December 31, 1994

                                                       Historical                        Pro Forma (unaudited)
                                             -------------------------              -----------------------------
                                                                                   Adjustments
                                           Lasergate               GIS                (Note 2)            Combined
                                           ---------           ----------          -----------            --------
ASSETS
Current assets:
  Cash                                   $1,589,837           $        -         $(559,000)(d)(a)        $1,030,837
  Accounts receivable, net                  152,529              243,671          (243,671)(b)              152,529
  Other current assets                      241,628              127,645           (21,211)(b)              348,062
                                          ---------           ----------         ---------               ----------
         Total current assets             1,983,994              371,316          (823,882)               1,531,428
                                          ---------           ----------         ---------               ----------
Property and equipment, net                  96,993               87,581                                    184,574
                                                                                (1,191,122)(b)
Systems and software costs, net             529,558            1,191,122         1,200,000 (c)            1,729,558
Goodwill, net                               536,919                    -         2,083,113 (c)            2,620,032
                                                                                   300,000 (c)
Other assets, net                           331,367               15,357           (15,357)(b)              631,367
                                          ---------           ----------         ---------               ----------
                                         $3,478,831           $1,665,376        $1,552,752               $6,696,959
                                          =========           ==========        ==========               ==========
LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)/PARTNERS' CAPITAL
Current liabilities:
  Notes payable                   $               -          $   175,960        $ (175,960)(b)                    -
                                                                                    82,744 (a)
  Accounts payable, trade                   530,260              433,905          (433,905)(b)              613,004
  Accrued expenses                          393,169              217,678          (217,678)(b)              393,169
                                                                                   (44,339)(b)
  Other current liabilities                 136,910               44,339            14,028 (a)              150,938
                                          ---------           ----------         ---------               ----------
     Total current liabilities            1,060,339              871,882          (775,110)               1,157,111
                                          ---------           ----------         ---------               ----------
Notes payable, related party                200,000                    -                                    200,000
Deferred revenue                                  -              272,836          (272,836)(b)                    -

                                                                                   (30,353)(b)                    -
Other long-term liabilities                       -               30,353            31,690 (a)               31,690

Obligations to issue common stock
  and common stock options                  450,000                   -                                     450,000
Common stock subject to put options         210,000                   -                                     210,000
Promissory notes payable (with
  conversion features)                            -                   -          2,324,335 (a)            2,324,335

Stockholders' equity (deficit):
  Preferred stock                             1,091                   -              3,354 (a)                4,445
  Common stock                               87,412                   -              3,280 (a)               90,692
  Additional paid-in capital              9,258,563                   -          1,317,697 (a)           10,576,260
  Less: Common stock subject to put
         options                          ( 210,000)                  -                                    (210,000)
        Note receivable, stockholder              -                   -           (559,000)(d)(a)          (559,000)
  Accumulated deficit                    (7,578,574)                  -                 -                (7,578,574)
                                          ---------           ----------         ---------               ----------
                                          1,558,492                   -            765,331                2,323,823
                                          ---------           ----------         ---------               ----------
  Partners' capital                               -             490,305           (490,305)(b)                    -
                                          ---------           ----------         ---------               ----------
                                         $3,478,831          $1,665,376        $ 1,552,752               $6,696,959
                                          =========           ==========        ==========               ==========

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                             COMBINED BALANCE SHEET

                                December 31, 1994


NOTE 1 - ACQUISITION

On February 15, 1995, Lasergate purchased substantially all of the assets of GIS Systems Limited Partnership, a company previously engaged in the business of design, integration, installation and sale of admission control and revenue accounting computer systems and software for the entertainment industry. The transaction was effective as of January 1, 1995 as control of the assets and assumption of certain stated liabiltities passed to the Company as of that date. Additionally, there was no adjustment to the purchase price for activity occurring subsequent to January 1, 1995. The Company paid GIS a management fee for operation of the business on behalf of the Company for the period from January 1, 1995 through February 15, 1995, the closing date of the transaction.

The purchase price for the acquisition is valued at $3,700,000 and was based upon the Seller's expected revenues and the competitiveness of the Seller's products. The purchase price consists of (a) 109,333 shares of the Registrant's Common Stock, subject to an agreement whereby such shares may not be sold until March 31, 1996, (b) 111,800 shares of the Registrant's Series B Preferred Stock (which, although convertible into Common Stock, the Seller has agreed not to convert while the Series B Preferred Stock is pledged to the registrant as described below), (c) the Registrant's unsecured, non-interest bearing promissory note in the principal amount of $591,000, which is payable at the Registrant's option at or prior to March 31, 1996, in cash or by the issuance of 118,200 shares of the Registrant's Series B Preferred Stock, and (d) the Registrant's unsecured, non-interest bearing promissory note in the principal amount of $1,733,335, which shall be payable at the Registrant's option (i) in cash at or prior to March 31, 1996, (ii) if on or before December 29, 1995, by the issuance of 346,667 shares of the Registrant's Series C Preferred Stock (which would be convertible into shares of Common Stock) or (iii) if on or after December 30, 1995 but prior to March 31, 1996, by the issuance to the Seller, of that number of shares of the Registrant's Common Stock which is equal to the quotient of 1,733,335 divided by the market price of the Registrant's Common Stock at the time of such issuance. In addition, the Registrant has agreed to assume certain liabilities of the Seller and has loaned the Seller $559,000 which has been evidenced by Seller's promissory note due March 31, 1996 which is secured by the pledge to the Registrant of the 111,800 shares of Series B Preferred Stock referenced in item (b) above (see Note 2(d)). Provided the Registrant has either repaid or purchased its promissory note in the principal amount of $591,000, the Registrant has an assignable option any time prior to March 31, 1996 to purchase from the Seller all of the 111,800 pledged shares of Series B Preferred Stock at a price of $5.00 per share. The 109,333 shares of Common Stock being issued to the Seller are also being pledged by the Seller to the Registrant until March 31, 1996 to secure the seller's obligations to indemnify the Registrant from any losses sustained as the result of any misrepresentation made by the Seller or other obligations of the Seller in connection with the transaction. The Registrant has agreed to certain registration rights with respect to the Common Stock being issued or which may be issued to the Seller in accordance with items (a) and (d) above.

The Company's Series B and Series C Preferred Stock have the same rights with respect to dividends, voting, liquidation and redemption. The holders of Series B or Series C Preferred Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of legally available funds payable in cash, stock or otherwise. The holders of the Company's Series A, B and C Preferred Stock do not have voting rights as common shareholders and are only entitled to vote separately as a series on matters submitted to common shareholders on matters which require a separate class vote as mandated by applicable law.

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                       COMBINED BALANCE SHEET - Continued

                                December 31, 1994

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series B or Series C Preferred Stock will be entitled to receive, prior to any distribution to the holders of Common Stock, the sum of $5.00 per share plus an amount equal to any accrued and unpaid dividends. If the net assets available for distribution to the Company's shareholders is insufficient to permit the payment in full of the liquidation preference owed to holders of Preferred Stock, the entire assets of the Company shall be distributed ratably among the holders of Series A, Series B and Series C Preferred Stock. In addition, if the Company initiates or approves any event requiring approval of holders of the Series B or Series C Preferred Stock where such approval is not obtained, such holder may require the Company to redeem the shares for cash of Series B or Series C Preferred Stock owned by such holder at a redemption price equal to the Liquidation Value. Holders of Series B and Series C Preferred Stock have 30 days from receipt of notice from the Company of the redemption option to deliver a request to the Company that such shares of Series B or Series C Preferred Stock be redeemed within 10 business days. The only circumstance which allows for mandatory redemption of Series B or Series C Preferred Stock, is the failure of the Company to obtain written consent of such preferred stockholders prior to taking certain actions which would materially impact their rights and, therefore, management believes that these actions are solely within the control of the Company.

With respect to Conversion Rights and Transferability, Series B Preferred Stock shall not be transferable except as a block to one transferee and shall be convertible at the holder's option on or before March 31, 1996, and automatically thereafter into one share of fully paid and non-assessable Common Stock for each share of Preferred Stock. Series C Preferred Stock shall not be transferable except as a block to one transferee and shall be convertible at the holder's option on or before March 31, 1996, into one share of fully paid and non-assessable Common Stock for each share of Preferred Stock, and after March 31, 1996, shall automatically convert to the number of shares of Common Stock equal to the quotient of (i) $1,733,335 divided by the Current Market Price and
(ii) the total number of outstanding Series C Preferred Shares.


NOTE 2 - PRO FORMA ADJUSTMENTS

(a) A summary of the purchase price for the acquisition described in Note 1 is as follows:

    109,333 shares of common stock, par value $.03 per share     $765,331
                                                                 ========
    111,800 shares of Series B Preferred Stock, par value
    $.03 per share                                               $559,000
                                                                 ========
    Promissory notes payable, unsecured, non-interest bearing:   $591,000
                                                                1,733,335
                                                                ---------
                                                               $2,324,335
                                                                =========

    Liabilities assumed:
               Current                                            $14,028
               Long-term                                           31,690
                                                                   ------
                                                                  $45,718
                                                                   ======
    Direct acquisition costs incurred (principally
    legal and accounting)                                         $82,744
                                                                   ======

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                       COMBINED BALANCE SHEET - Continued

                                December 31, 1994


(b) Reflects adjustment to eliminate assets and liabilities of GIS not acquired by Lasergate and systems and software costs which will be recorded in (c) as part of the acquisition, along with the balance in partners' capital immediately prior to the acquisition.

(c) The total purchase price of GIS was allocated based on fair value of net tangible assets acquired with the excess allocated to identifiable intangible components based on their individual estimated fair values, and the remainder was allocated to goodwill.

     Net tangible assets acquired consist of:
     Inventory                               $  85,962
     Prepaid expenses and
      other current assets                      20,472
     Fixed assets                               87,581
                                             ---------
                                             $ 194,015
                                             =========


                                                      Estimated    Amortization
     Intangible assets components consist of:         useful life     Method
                                                      -----------   ----------
     Systems and software costs             1,200,000    6 years   Straight line
     Customer list and support contracts      300,000    6 years   Straight line
     Goodwill                               2,083,113   20 years   Straight line
                                            ---------
                                            3,583,113
                                            ---------
                                           $3,777,128
                                            =========


(d) The loan of $559,000 to GIS evidenced by a promissory note is secured by 111,800 shares of Lasergate's Series B preferred stock and is due March 31, 1996. The sellers have the option of returning preferred stock if the assignable call provision of $5.00 per share is not exercised. Accordingly, the note receivable is presented as a reduction of stockholders' equity.

(e) For income tax purposes, the transaction is treated as taxable purchase of a group of assets and liabilities constituting a trade or business. Accordingly, the consideration paid for the assets is allocated based on their fair market values pursuant to IRC Section 1060.

       The book and tax bases of the net assets acquired resulted in no net deferred taxes being recorded.

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                          UNAUDITED CONDENSED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1994


The following unaudited condensed combined pro forma financial statement of operations is based on the individual audited statement of operations of Lasergate Systems, Inc. and Subsidiaries (Lasergate) as contained in Form 10-KSB for the year ended December 31, 1994, the individual audited statement of income of GIS Limited Partnership (GIS) for the year ended December 31, 1994, and derived from the audited financial statements of Delta Information Systems, Inc. (Delta) for the year ended September 30, 1994 conformed (on an unaudited basis) to Lasergate's accounting period (see Note 6), as if the acquisitions had occurred on January 1, 1994. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. Unaudited condensed pro forma combined statement of operations are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have resulted if the acquisitions were consummated at January 1, 1994. This statement should be read in conjunction with the aforementioned Lasergate Form 10-KSB, as recently filed, the GIS financial statements and notes thereto as contained in Form 8-K filed on February 15, 1995, and the Delta financial statements and notes thereto as contained in Form 8-K/A filed on March 7, 1995.

Since the Proxy herein relates in part to the GIS acquisition, which results in the Company needing to increase its number of authorized shares of common stock as further discussed in the Proxy, but does not relate to the Delta acquisition, the following notes to the pro forma combined statement of operations have been presented such that those related to the GIS acquisition appear first as Notes 1 and 2 and those related to the Delta acquisition appear second as Notes 3 through 6.


                                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                                          UNAUDITED CONDENSED PRO FORMA
                                        COMBINED STATEMENT OF OPERATIONS
                                          Year Ended December 31, 1994



                                            Historical                Pro Forma           Historical          Pro Forma
                                    -----------------------   -------------------------   ----------   -------------------------
                                                                              Combined                                  Combined
                                    Lasergate       Delta       Adjustments  Lasergate &    GIS       Adjustments     Lasergate,
                                     (Note A)      (Note 3)      (Note 4)      Delta       (Note 1)     (Note 2)      Delta & GIS
                                    ----------   ----------   ----------     ----------   ----------   ----------     ----------
Revenues                            $1,066,470   $  734,466   $       -      $1,800,936   $3,406,734   $      -       $5,207,670
                                    ----------   ----------   ----------     ----------   ----------   ----------     ----------
Costs and expenses:
 Cost of revenues
  (excluding items
   shown separately below)             914,838      385,994           -       1,300,832    1,800,674     (18,117)(b)   3,083,389

 Selling, general and                                            145,400 (i)                            (487,961)(b)
  administrative expenses            2,128,602      505,698     (344,435)(ii) 2,435,265    1,365,663     131,557 (a)   3,620,040
                                                                                                          17,516 (c)
                                                                                                         158,000 (e)
 Systems and software development                                                                       (128,003)(c)
  costs, including amortization        345,379           -            -         345,379      132,659     200,000 (c)     550,035

 Amortization of intangibles,
  excluding software costs                  -            -       159,345(iii)   159,345           -      154,156 (c)     313,501
                                    ----------   ----------   ----------     ----------   ----------   ----------     ----------
                                     3,388,819      891,692      (39,690)     4,240,821    3,298,996      27,148       7,566,965
                                    ----------   ----------   ----------     ----------   ----------   ----------     ----------
Operating income (loss)             (2,322,349)    (157,226)      39,690     (2,439,885)     107,738     (27,148)     (2,359,295)

Interest expense                        80,035          860           -          80,895       39,900     (39,900)(d)      80,895
                                    ----------   ----------   ----------     ----------   ----------   ----------     ----------

Income (loss) before taxes          (2,402,384)    (158,086)      39,690     (2,520,780)      67,838      12,752      (2,440,190)

Income taxes (benefit)                      -       (33,022)      33,022             -            -               -           -
                                    ----------   ----------   ----------     ----------   ----------   ----------     ----------

Net income (loss)                  $(2,402,384)   $(125,064)    $  6,668    $(2,520,780)  $   67,838   $  12,752     $(2,440,190)
                                    ==========   ==========   ==========     ==========   ==========   ==========     ==========

Net loss per common share           $    (1.62)         NA           NA      $    (1.50)         NA           NA      $    (1.37)
                                    ==========                               ==========                               ==========
Weighted average common shares
 outstanding                         1,487,246          NA           NA       1,678,155          NA           NA       1,787,488
                                    ==========                               ==========                               ==========

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1994


NOTE A   -     Presentation  of  Lasergate  historical  statement of  operations herein separately reports systems and software development costs, principally research and development, previously included in selling, general and administrative expenses.

NOTES RELATED TO THE GIS ACQUISITION

NOTE 1   -     Certain reclassifications  have  been  made to the GIS  statement
               of  operations   to  conform  to  the   Lasergate   statement  of
               operations, consisting of:

         -     Revenues combined into one category.
         - Cost of equipment sales and installation, cost of license,royalty and maintenance revenues and cost of rental revenues combined into one category and presented as cost of revenues (net of systems and software amortization).
         - Research and development presented as systems and software development costs.
         -     Other combined into selling, general and administrative.
         - Interest expense presented separately (reduction of selling, general and administrative).


NOTE 2   -     Reflects adjustments for the consummation of the  acquisition  as if it had occurred at January 1, 1994, as follows:

                    (a) Consulting agreements entered into between Lasergate and two (2) former GIS employees, effective February 1, 1995. One former GIS employee is to receive $11,051 per month for the period from February 1, 1995 through January 31, 1996 and the other former GIS employee is to receive $1,666 per month for the period from February 1, 1995 through August 1, 1995. Salaries and benefits previously paid to these individuals have been eliminated in (b).

                    (b) Reduction in GIS selling, general and administrative expenses, related to a management fee allocation by a related entity which is not part of the acquisition. The reduction consists principally of the following expense categories:

                           Payroll and related (i)                     $381,890
                           Other (including $48,285 of depreciation
                              expense - see (c))                        106,071
                                                                        -------
                           Total                                        487,961
                                                                        =======

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1994


NOTE 2   -     Continued

               (i) Relates to payroll and related expenses principally for accounting and management personnel allocated by the management company. The accounting personnel remained with the management company and were not part of the acquisition. The two management personnel entered into employment contracts as discussed at (a) above. The existing Lasergate structure sufficiently absorbs the responsibilities associated with such accounting personnel (i.e., no incremental expense). The remaining GIS employees were transferred over to Lasergate.

               (c)  Depreciation is based on  the fair  value of tangible assets
                    acquired,   using  Lasergate's  estimated  useful  life,  as
                    follows:

                                                    Estimated
                                    Allocation     Useful Life     Depreciation
                                    ----------     -----------     ------------
                    Fixed assets     $ 87,581        5 years         $ 17,516
                                     ========                        ========

                    Depreciation expense of $48,285 previously recorded by GIS has been eliminated (see (b)).

                    Amortization  is based  on the  allocation  of the  purchase
                    price  to  identifiable   intangible  components  and  using
                    Lasergate's useful lives:

                                                                    Estimated
                                     Allocation    Useful Life     Amortization
                                     ----------    -----------     ------------
 Systems and software costs          $1,200,000       6 years        $200,000
                                      =========                       =======
 Customer list and support contracts    300,000       6 years          50,000
 Goodwill                             2,083,113      20 years         104,156
                                      ---------                       -------
                                     $2,383,113                      $154,156
                                      =========                       =======

                    Amortization expense of $128,003 previously recorded by GIS has been eliminated.

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1994


NOTE 2   -     Continued

               (d) Elimination of interest expense related to debt which was not assumed.

               (e)  Incremental  costs  of  the  Company  associated  with   the
                    acquisition are as follows:

                    Payroll & related (i)                     $128,000
                    Relocation costs (ii)                       30,000
                                                               -------
                                                              $158,000
                                                               =======

                      (i) Principally related to training and integration of products and customers from GIS into the Company. Also includes an estimate of $10,000 for severance costs.

                      (ii)   Costs   associated   with  the  Company's  plan  to
                             relocate its office and headquarters subsequent to the acquisition.

               (f) For income tax purposes, the transaction is treated as a taxable purchase of a group of assets and liabilities constituting a trade or business. Accordingly, the consideration paid for the assets is allocated based on their fair market values pursuant of IRC Section 1060.

               The book and tax bases of the net assets acquired resulted in no deferred taxes being recorded.

               At December 31, 1994, Lasergate has a net operating loss (NOL) carryforward of approximately $6,100,000 for income tax purposes. A net deferred tax benefit has been determined, based on the difference between the financial reporting and income tax bases of assets and liabilities (including the acquired assets and liabilities discussed above) as measured by the enacted tax rate which will be in effect when these differences are realized. Lasergate cannot reasonably predict when it can utilize the NOL carryforward and, therefore, has recognized an equivalent valuation allowance against the deferred tax benefit (i.e., no income tax asset or liability presented).

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1994


NOTES RELATED TO THE DELTA ACQUISITION

NOTE 3   -     (i)  Reflects Delta statement of income  converted from  Canadian dollars to U.S. dollars based on the average exchange rate for the period.

               (ii) The accounting records  make  it impractical  to  reasonably identify all research and development expenses which are included in selling, general and administrative expenses and to separately classify the amount as system and software development.

NOTE 4   -     Reflects adjustments for the consummation of  the acquisition  as if it had occurred at January 1, 1994, as follows:

               (i)  Consulting agreements entered into between Lasergate and two
                    (2) former Delta employees.

               (ii) Reduction  in  Delta  selling,  general  and  administrative expenses, principally salaries, benefits and rent which would not have been incurred subsequent to the acquisition due to the elimination of duplicate and/or redundant costs.

               (iii)Incremental  amortization based upon the allocation  of  the total purchase price and amortization periods as follows:

                                                                  Preliminary
                                               Estimated          Incremental
                            Allocation        Useful Life         Amortization
                            ----------        -----------         ------------
Computer                   $   500,000            6 years            $  83,333
software
Non-competition                 85,000            3 years               28,333
  agreement
Customer list                  125,000            6 years               20,833
 and support
contracts
Goodwill                       536,919           20 years               26,846
                             ---------                                 -------
                            $1,246,919                                $159,345
                             =========                                 =======

                (iv)(1) Reflects adjustment necessary for presentation of combined statement of operations. There is no income tax expense or benefit on a combined basis (see Note 4(iv)(2)).

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1994


               (iv)(2) Delta is a corporation organized under the laws of Ontario, Canada. For Canadian income tax purposes, the acquisition is treated as a taxable purchase of Delta stock which results in a carryover basis in its assets and liabilities. Accordingly, the potential tax benefits associated with the allocation of the purchase price discussed in Note 4(iii) above will not be realized for Canadian income tax purposes.

                  Management's tentative assessment of the tax posture of the transaction is that the difference between financial reporting and Canadian tax bases of the assets and liabilities is permanent in nature. Accordingly, no deferred taxes have been provided.

                  For U.S. income tax purposes, Lasergate will elect under Internal Revenue Code 338 to treat the transaction as a deemed purchase of assets for an amount equal to their fair market value. This will result in a step-up of the assets and liabilities of Delta to fair market value. After the step-up under Section 338, no difference between financial reporting and U.S. income tax bases of the assets and liabilities will exist.

                  At September  30, 1994,  Lasergate  has a net  operating  loss
                  (NOL) carryforward of approximately $5,000,000 for U.S. income tax purposes. A deferred tax benefit has been determined based on the difference between the financial reporting and tax bases of assets and liabilities as measured by the enacted tax rate which will be in effect when these differences are realized. Neither Lasergate nor Delta can reasonably predict when they can utilize the NOL carryforward and, therefore, an equivalent valuation allowance has been recognized against the deferred tax benefit (i.e., no income tax provision presented).

NOTE 5   -     Lasergate's  public  offering, which closed October 25, 1994, for the sale of 920,000 units (each consisting of one share of common stock  and two  warrants,  each to  purchase  one share of common stock) has been reflected in the computation of weighted  average shares outstanding to the extent of the $500,000 of cash utilized in the  acquisition  of  Delta  ($500,000  cash / $5.50  per unit offering price equals 90,909 shares accounted for as being issued
               and  outstanding  as  of  the  beginning  of  the  period).   The
               computation of weighted average shares  outstanding also reflects
               the  100,000   shares  issued  in   connection   with  the  Delta
               acquisition as being issued and outstanding as of the beginning of the period.

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                 NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1994


NOTE 6   -     Delta Statements of Operations




                                                              Historical (U. S. $)
                    ---------------------------------------------------------------------------------------------------------

                                                                                     Activity
                                                                                     October 1,         January 1,
                                                              September 30,            1994 -              1994 -
                     September 30,         Conforming             1994,             December 21,       December 21,
                         1994(a)          Adjustments(b)      as conformed             1994(c)             1994(d)
                     -------------        --------------      ------------          ------------       ------------
Revenues                  $778,274            $(499,836)          $278,438             $456,028          $734,466

Costs and expenses:
  Cost of goods sold       346,273             (200,973)           145,300              240,694           385,994
  Selling, general and
   administrative
   expenses                412,865             (118,848)           294,017              211,681           505,698
                         ---------           ----------          ---------             --------          --------
                           759,138             (319,821)           439,317              452,375           891,692
                         ---------           ----------          ---------             --------          --------
Operating income (loss)     19,136             (180,015)          (160,879)               3,653          (157,226)
Interest expense                 -                    -                  -                  860               860
                         ---------           ----------          ---------             --------          --------

Income (loss) before income
  taxes                     19,136             (180,015)          (160,879)               2,793          (158,086)
Income tax loss (benefit)    4,260              (37,282)           (33,022)                   -            33,022
                         ---------           ----------          ---------             --------          --------

Net income (loss)          $14,876            $(142,733)         $(127,857)          $    2,793         $(125,064)
                         =========           ==========          =========             ========          ========


  (a) Reflects Delta audited statement of operations for the year ended September 30, 1994, converted from Canadian dollars to U.S. dollars based on the average exchange rate for the period.

  (b) Reflects adjustments necessary to conform the Delta statement of operations for the year ended September 30, 1994 to Lasergate's accounting period (nine months ended September 30, 1994). These adjustments have been derived from the unaudited financial information for Delta.

  (c) Represents unaudited statement of operations for the period from October 1, 1994 through December 21, 1994, the final day of business activity prior to the acquisition of Delta by Lasergate.

  (d) Since operations were insignificant from December 22, 1994 through December 31, 1994 (post acquisition period), these amounts also represent the period January 1, 1994 through December 31, 1994 results of operations.

                  [LETTERHEAD OF AIDMAN, PISER & COMPANY, P.A.]


                          Independent Auditors' Report
                          ----------------------------

Partners
GIS Systems Limited Partnership
Tampa, Florida


                We have audited the accompanying balance sheet of GIS Systems Limited Partnership as of December 31, 1994 and the related statements of operations, partners' capital and cash flows for the years ending December 31, 1994 and 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GIS Systems Limited Partnership as of December 31, 1994 and the results of its operations and its cash flows for the years ending December 31, 1994 and 1993, in conformity with generally accepted accounting principles.



                                       /s/ Aidman, Piser & Company, P.A.
                                       AIDMAN, PISER & COMPANY, P.A.


January 21, 1995
Tampa, Florida




                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                                  BALANCE SHEET
                                DECEMBER 31, 1994

                                     ASSETS
Current assets:
    Accounts receivable, net of $125,245 allowance for
          doubtful accounts                                          $  243,671
    Inventory                                                            85,962
    Prepaid expenses and other current assets                            20,472
    Due from general partner (Note 6)                                    21,211

                     Total current assets                               371,316

Fixed assets, net (Note 3)                                               87,581
Computer software costs, net of $443,434 accumulated
    amortization                                                      1,191,122
Other assets                                                             15,357
                                                                      ---------
                                                                     $1,665,376
                                                                      =========

                        LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
    Current portion of obligation under operating lease
          assignment agreement (Note 5)                              $   44,339
    Accounts payable                                                    433,905
    Accrued expenses  and other liabilities                             217,678
    Note payable, former partner (Note 6)                                75,620
    Note payable, partner (Note 4)                                      100,340
                                                                      ---------
                     Total current liabilities                          871,882

Obligation under operating lease assignment agreement, less
    current portion (Note 5)                                             30,353
Deferred revenue
                                                                        272,936
                                                                      ---------
                     Total liabilities                                1,175,071

Partners' capital                                                       490,305
                                                                      ---------

                                                                     $1,665,376
                                                                      =========
                        See notes to financial statements



                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                            STATEMENTS OF OPERATIONS
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993

                                                      1994              1993
                                                      ----              ----
Revenues:
    Equipment sales and installation              $2,121,426         $1,645,391
    License and royalty fees                         690,655            436,410
    Maintenance contracts                            398,472            288,080
    Rental income                                    116,688            194,196
    Other                                             79,493             73,068
                                                   ---------          ---------
                                                   3,406,734          2,637,145
                                                   ---------          ---------
Costs and expenses:
    Cost of equipment sales and installation       1,644,585          1,340,755
    Cost of license, royalties and maintenance
     revenues                                        223,552            143,569
    Cost of rental revenues                           60,540            120,713
    Research and development                           4,656              9,829
    Selling, general and administrative expenses   1,324,413            911,666
    Other                                             81,150             95,489
                                                   ---------          ---------
                                                   3,338,896          2,622,021
                                                   ---------          ---------
Net income                                            67,838             15,124
                                                   =========          =========


















                        See notes to financial statements



                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                         STATEMENTS OF PARTNERS' CAPITAL
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993


                                               General    Limited
                                               Partner    Partners     Total
                                               -------    --------     -----
Balances, January 1, 1993                      $ 2,006    $ 198,594  $ 200,600

Net income                                         151       14,973     15,124
                                             ---------    ---------   --------
Balances, December 31, 1993                      2,157      213,567    215,724

Net income                                         679       67,159     67,838

Capital contributions                            4,156      411,455    415,611

Capital contribution in connection with
    redemption of partnership
    interest (Note 6)                              111       11,021     11,132

Distributions to partner                      (220,000)          -    (220,000)
                                             ---------    ---------   --------
Balances, December 31, 1994                  ($212,897)   $ 703,202  $ 490,305
                                             =========    =========   ========















                        See notes to financial statements




                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993

                                                       1994               1993
                                                      ------             ------
Cash flows from operating activities:
    Net income                                    $   67,838         $   15,124
                                                   ---------          ---------
    Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation                                     66,402            108,398
     Amortization of computer software               128,003            102,049
       costs
     Provision for doubtful accounts                 131,663              9,002
     (Increase) decrease in assets:
        Accounts receivable                         (152,756)            26,016
        Inventory                                    (45,119)           (24,727)
        Prepaid expenses and other                    18,170                591
        assets
     Increase (decrease) in liabilities:
        Accounts payable                             270,270             51,839
        Accrued expenses and other                    62,039            117,680
        liabilities
        Deferred revenue                              73,470             60,569
        Accrued interest, partners                    (5,379)            46,632
        Operating lease assignment                   (90,647)          (159,626)
                                                   ---------          ---------
     Total adjustments                               456,116            338,423
                                                   ---------          ---------
    Net cash provided by operating                   523,954            353,547
    activities                                     ---------          ---------

    Cash flows from investing activities:
     Acquisition of fixed assets                     (39,084)           (37,476)
     Computer software costs incurred               (580,513)          (237,627)

        Net cash used in investing activities       (619,597)          (275,103)
                                                   ---------          ---------








                                   (Continued)



                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993

                                                    1994                 1993
                                                  --------             --------
Cash flows from financing activities:
    Net proceeds (repayments) of advances from
        general partner                            141,062             (72,469)
    Advances by partners                           554,661             200,000
    Repayments of partner advances                (379,000)           (200,000)
    Principal payment under capital lease
    obligations                                     (1,080)             (5,975)

    Distributions to partners                     (220,000)                 -
                                                                      ---------
           Net cash provided by (used in)
               financing activities                 95,643             (78,444)
                                                  ---------           ---------

Net increase (decrease) in cash                         -                   -
Cash, beginning of year                                 -                   -
                                                  ---------           ---------
Cash, end of year                                       -                   -
                                                  =========           =========

    Supplemental disclosure of cash flow information:

    Cash paid during year for interest           $   26,046         $    52,761
                                                  =========           =========

    Non-cash financing activity:
        During 1994, the partners contributed $426,743 to the partnership through cancellation of a similar amount of notes payable
                                to such partners.














                        See notes to financial statements

                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993




1.      ORGANIZATION AND OPERATIONS:

             GIS Limited Partnership (the "Partnership"), a Florida limited partnership, was formed on March 24, 1988.

             The Partnership is engaged in the development and sale or lease of specialized computer systems for use automated ticketing systems. Software provided by the Partnership includes purchased software and internally developed programs. Sales of the internally developed programs are generally associated with major hardware and software systems. Systems sales during 1994 and 1993 range from complex customized systems to simple canned programs. The Partnership has historically leased software systems with contingent rentals based on ticket sales. These leases were sold, with recourse provisions, to unrelated parties in prior years. Leased systems, other than the impact of the recourse provisions of the above referenced leases, are no longer part of the operations of the Partnership (see Note 2).

             The Partnership operates primarily in the United States and its customers are geographically disbursed throughout the country. Accounts receivable from any single customer at December 31, 1994 are not significant and, as such, management does not believe there is any significant concentration of credit risk as of that date.

             The Partnership has, however, made sales to certain customers during 1994 and 1993, which individually exceeded 10 percent of total revenues. Approximate revenues derived from each of these significant customers were as follows:

                                             1994           1993
                                             ----           ----
             Customer I                     $     -        $ 310,000
                                             ========       ========

             Customer 2                     $ 399,000      $      -
                                             ========       ========

             Customer 3                     $ 467,000      $      -
                                             ========       ========

                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Revenue recognition:
     -------------------
     Computer system sales:

     Computer system equipment and software sales are recognized when delivered (installed), accepted by the customer and collectibility is probable. The installation is not considered complete until all system defects are resolved. At that point there are only insignificant future obligations to provide post-contract customer support. As such, the Partnership defers a portion of the revenue and recognizes revenue associated with post-contract customer support ratably over the service period. Future product enhancements or extended customer support are not provided as part of the sale. System maintenance agreements are recognized on the straight-line method over the period of the agreement. Software license revenues are recognized at the time of delivery of the software since the Partnership has no further obligation under the agreements after that date.

     Computer system leases:

     In prior years, certain systems were leased to customers with lease payments based on future event ticket sales, i.e. contingent rentals. Such leases were accounted for as operating leases and revenues were recognized based on ticket sales at the time tickets were purchased. Again, in prior years, the Partnership sold/assigned its rights under these operating leases to an unrelated third party in exchange for cash. The assignment agreements contained certain recourse provisions; therefore the Partnership accounted for the transactions as borrowings and has continued to recognize rental income with respect to amounts paid by the Partnership's former customer to the assignee and cost of such rental income with respect to depreciation and interest expense associated with the transactions. These amounts are reported as Rental income ($116,688, 1994; $194,196, 1993) and Cost of rental revenues ($60,540, 1994; $120,713, 1993) in the accompanying Statements of Operations.

                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

     Inventory:
     ---------
     Inventory consists primarily of computer equipment and is recorded at the lower of cost or market, with cost determined on a specific identification basis.

     Fixed assets:
     ------------
     Fixed assets are recorded at their historical cost. Depreciation is provided on the straight-line method over the estimated economic useful lives of the assets.

     Software development costs:
     --------------------------
     Certain software development costs are capitalized. Capitalization of software development costs begins upon the establishment of technological feasibility. Costs incurred prior to the establishment of technological feasibility are research and development expenses and charged to expense in the period incurred. On an annual basis, management evaluates recoverability of unamortized software development costs based on comparisons of such costs to estimated future gross product revenues, net of maintenance, customer support and disposal costs. Net capitalized product costs which exceed the net realizable value of such products are written off. There were no write-offs in 1994 or 1993.

     Capitalized computer software costs are amortized on a product-by-product basis over the estimated economic useful life of the respective software product on a straight-line basis as such amortization exceeds that computed using the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product. Estimated useful lives of such products, generally eight years, are determined based on actual sales experience and product life expectancy. Based on the nature of the software products, which are industry specific, major technological changes are infrequent. Amortization of computer software costs aggregated $128,003 and $102,049 in 1994 and 1993, respectively, and is included in Costs of license, royalty and maintenance revenues in the accompanying Statements of Operations.

                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

     Income taxes:
     ------------
     There is no provision or benefit for income taxes recorded in the Partnership's financial statements because, as a partnership, the tax effect of its activities accrues to the partners.

     Cash management system:
     ----------------------
     The Partnership's cash management system provides for reimbursement of certain disbursement accounts to the general partner on a daily basis since the general partner maintains the master cash account and holds those funds for investment purposes (see Note 6). As a result, checks issued but not yet presented to the bank for collection are not considered reductions of cash.

3.   FIXED ASSETS:

     Fixed assets consist of the following at December 31, 1994:

              Computer equipment                            $ 323,529
              Furniture and fixtures                           26,023
                                                            ---------
                                                              349,552
              Less accumulated depreciation                   261,971
                                                            ---------
                                                           $   87,581
                                                            =========
4.   NOTE PAYABLE, PARTNER:

     Note payable,  partner  represents  advances  received by the  Partnership.
     During the years ended December 31, 1994 and 1993, the note consisted of periodic advances from several partners, with interest at 12 percent during 1993 and rates ranging from 6 to 8 percent during 1994. At December 31, 1994, the balance consisted of advances from a single partner, bearing interest at 8 percent, and due on demand. During 1994, the partners canceled notes and accrued interest thereon aggregating $426,743. This has been accounted for as a capital contribution to the partnership. Total interest expense associated with these notes approximated $5,400 and $39,900 during 1994 and 1993, respectively.

                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993



5.   OBLIGATION UNDER OPERATING LEASE ASSIGNMENT AGREEMENT:

     The Partnership's obligation under the one remaining operating lease assignment agreement (see Note 2) is due through October 1996 and is payable from the proceeds of lease payments assigned by the partnership. Such payments have been discounted at 12 percent and are guaranteed by the Partnership. The cost and accumulated depreciation thereon of property associated with this leasing transaction was $103,619.


6.   Related party transactions:

     Effective January 1, 1994, the Partnership entered into a settlement agreement with one of its partners (the "Partner") and agreed to reacquire the Partner's 18.17 percent interest in the Partnership and repay a portion of certain notes which were payable to the Partner. The total Partnership obligation under the settlement agreement was approximately $11,100 less than the Partnership's debt to the Partner on December 31, 1993. The differential between the debt and the settlement payable has been accounted for as a capital contribution in the accompanying 1994 financial statements. The settlement obligation to the partner of approximately $73,000 is included in note payable, former partner in the accompanying 1994 balance sheet. The non-interest bearing note has been discounted at 6 percent. The note is payable in two installments, $45,000 in February 1995, and $35,000 in August 1995. Imputed interest amortized and included in interest expense in the accompanying statement of operations for 1994 approximated $2,600.

     The Partnership's general partner performs various management services for the Partnership. Management fee expense to the general partner for 1994 and 1993 was $519,750 and $484,500, respectively.

     The Partnership generated revenues of $129,330 and $78,800 in 1994 and 1993, respectively, from sales to an enterprise that is related to the Partnership through partial common control.

     The Partnership incurred approximately $39,900 and $5,400 of interest expense on notes payable to partners during 1994 and 1993, respectively.

                         GIS SYSTEMS LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                              FOR THE YEARS ENDING
                           DECEMBER 31, 1994 AND 1993




6.   RELATED PARTY TRANSACTIONS: (Continued)

     The Partnership participates in a cash management program with its general partner whereby the Partnership's cash account balances are transferred to the general partner ("swept") on a daily basis and invested on the Partnership's behalf in overnight repurchase agreements. Likewise, when checks are presented for payment on the Partnership's account, funds are transferred from the general partner cash management account to cover those checks. Due from general partner in the accompanying balance sheet primarily reflects excess funds advanced to the general partner under this cash management program. The general partner charges interest to participants who have a deficit balance in the cash management program based on the daily overnight repurchase agreement interest rate. Interest income is allocated to the participants based on their respective daily balance in the cash management program. The Partnership received net interest income of approximately $5,500 and $2,100 during 1994 and 1993, respectively, at interest rates ranging from approximately 2 to 5 percent.

7.   EMPLOYEE BENEFIT PLAN:

     During 1994, the Partnership was a member of a group of businesses under common control who sponsor a cash or deferred profit sharing plan. Participation in the plan is available to substantially all eligible employees. Partnership contributions to this plan are based on a percentage of the employees' contribution, up to a certain level, as determined by the Partnership. The cost of this plan to the Partnership during 1994 was less than $500.

                                                                  EXHIBIT A


                    PROPOSED NEW ARTICLE III TO THE COMPANY'S
                            ARTICLES OF INCORPORATION


                                   ARTICLE III

              The  total  number of shares  of all  classes  of stock  which the
Corporation has authority to issue is Twenty Two Million (22,000,000), consisting of Twenty Million (20,000,000) shares of Common Stock, par value $.03 per share ("Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, par value $.03 per share (the "Preferred Stock"). All or any part of the Common Stock may be paid for in cash, in property, in formulas, copyrights, patents, trade names, equipment, or in labor or services at a fair valuation to be fixed by the incorporators or by the Board of Directors at a meeting called for said purpose. All stock when issued shall be non-assessable. The stockholders of the Corporation shall not, solely by virtue of being stockholders, have preemptive rights to acquire the Corporation's stock, including unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation's stock. The Preferred Stock shall be issuable in series with such designations, terms, limitations and relative rights and preferences as may be fixed from time to time by the Board of Directors.

              The designations, terms, limitations and relative rights and preferences of the shares of Common Stock and Preferred Stock (unless otherwise fixed by the Board of Directors) are as follows:

                                 (a)COMMON STOCK

              1. DIVIDENDS. Subject to the prior and superior right of the Preferred Stock, the holders of outstanding shares of Common Stock ("Common Stock Holders") shall be entitled to receive dividends as, when and in the amount declared by the Board of Directors, out of any funds legally available therefor.

              2. LIQUIDATION, DISSOLUTION AND WINDING UP. Subject to the prior and superior right of the Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Common Stock Holders shall be entitled to receive, out of the net assets of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, that portion of the remaining funds to be distributed. Such funds shall be paid to the Common Stock Holders on the basis of the number of shares of Common Stock held by each of them. Neither the consolidation nor merger of the Corporation into or with any other corporation nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the provisions of this Section
(a)(2).

              3.    VOTING.   Shares of Common Stock  shall  entitle  the holder
thereof to one vote for each share held with respect to all matters voted on by the stockholders of the Corporation.

              4. REVERSE STOCK SPLIT. Effective 12:01 a.m. on June 23, 1994, each twelve (12) shares of Common Stock then issued shall be automatically reclassified into one share of Common Stock of the Corporation. There shall be no fractional shares issued. In lieu thereof, each fraction of a share that would otherwise be issued to holders of record thereof shall be entitled to receive scrip upon the request of such holders. At such time as any shareholder has sufficient scrip equal to a full share, such scrip may be exchanged with the Company for a full share.

                               (b)PREFERRED STOCK

              1. SERIES. The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be so designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except in respect of particulars which may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends thereon shall be cumulative on any series as to which dividends are cumulative. Shares of Preferred Stock of any series which have been retired in any manner, including shares redeemed or reacquired by the Corporation and shares which have been converted into or exchanged for shares of any other class, or any series of the same or any other class shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of the series of which they were originally a part or may be issued as shares of a new series or any other series of the same class.

              2. PROVISIONS. Before any shares of Preferred Stock of any series shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares of each such series so far as the same are not inconsistent with the provisions of this Article III applicable to all series of Preferred Stock:

                       (a) the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                       (b) the annual rate or amount of dividends, if any, payable on shares of such series (which dividends would be payable in preference to any dividends on Common Stock), whether such dividends shall be cumulative or non-cumulative and the conditions upon which and/or the dates when such dividends shall be payable;

                       (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series may be redeemed;

                       (d) the amount, if any, payable on shares of such series in the event of liquidation, dissolution or winding up of the affairs of the Corporation;

                       (e) whether the shares of such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares such series shall be so convertible or exchangeable, and the adjustments which shall be made, and the circumstances in which such adjustments shall be made, in such conversion or exchange prices or rates; and

                       (f) whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of voting rights; and

                       (g) any other preferences and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.

                             LASERGATE SYSTEMS, INC.

                ANNUAL MEETING OF SHAREHOLDERS -December 21, 1995
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints, as proxies for the undersigned Jacqueline E. Soechtig and Vickie L. Guth and each of them, with full power of substitution, to vote all shares of Common Stock of the undersigned in Lasergate Systems, Inc. (the "Company") at the Annual Meeting of Shareholders of the Company to be held at The Summit ICOT Center, 13575 58th Street North, Clearwater, Florida on December 21, 1995, at 2:00 o'clock P.M., local time (the receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned), or at any adjournments thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

                  EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE LISTED NOMINEES, "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, "FOR" THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 1994 STOCK OPTION PLAN AND "FOR" THE APPROVAL OF THE GRANT OF STOCK OPTIONS TO THE CHIEF EXECUTIVE OFFICER.

     I.                   Election of Directors:


FOR ALL NOMINEES   [ ]
(Jacqueline E. Soechtig, Stewart L. Krug,
Timothy Mahoney, Frank W. Swacker and
Lawrence W. Umstadter)


                                             WITHHOLD AUTHORITY
                                             to vote for all nominees  [ ]



(INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE)

     II.       Approval  of  an   amendment   to  the   Company's   Articles  of
               Incorporation increasing the number of shares of Common Stock from 5,000,000 shares to 20,000,000 shares.

                  FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]

     III.   Approval of an amendment to the Company's 1994 Stock Option Plan to:

            (a) increase the number of shares which may be granted under the plan to 600,000;


                  FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

               (b) limit the number of shares that may be subject to options granted to any one employee in any fiscal year to 200,000 to comply with Section 162(m) of the Internal
                    Revenue Code;


                  FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]

               (c) allow non-qualified stock options to be granted with an exercise price no less than 25% of the fair market value of the Common Stock on the date of grant;

                  FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]


               (d) provide that upon the initial election and upon each re-election as a director, outside directors will receive an automatic grant of 5,000 stock options for each year of the term in which they will serve.

                  FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]


IV.      Approval of the grant of options to the Chief Executive Officer.


                  FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]


                  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                    NOTE: PLEASE DATE AND SIGN YOUR NAME OR NAMES EXACTLY AS SET FORTH HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING. PROXIES BY CORPORATIONS SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER AND SHOULD BEAR THE CORPORATE SEAL.

                    Dated: _________________________________ , 1995

                    ____________________________
                    Signature of Shareholder(s)


                    ____________________________
                    Print Name(s)

PLEASE SIGN AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.